                        SCHRODER ASIAN GROWTH FUND, INC.

                      OFFER TO PURCHASE FOR CASH 3,500,000
                      OF ITS ISSUED AND OUTSTANDING SHARES
                          AT NET ASSET VALUE PER SHARE
                     THE EXPIRATION DATE AND THE WITHDRAWAL
                   DEADLINE IS 5:00 P.M., NEW YORK CITY TIME,
                      ON MARCH 20, 1997, UNLESS EXTENDED.

To the Shareholders of
Schroder Asian Growth Fund, Inc.:

    Schroder Asian Growth Fund, Inc. (the "Fund"), a non-diversified, closed-end management investment company, is offering to purchase 3,500,000 of its issued and outstanding shares of common stock, par value $.01 per share (the "Shares"), for cash at a price equal to their net asset value ("NAV") determined as of the close of the regular trading session of the New York Stock Exchange ("NYSE") on March 21, 1997, subject to the terms and conditions set forth in the Offer to Purchase dated February 19, 1997 and the related Letter of Transmittal (which together constitute the "Offer"). THE OFFER EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH 20, 1997, UNLESS EXTENDED (THE "EXPIRATION DATE"). If the Offer is extended beyond March 20, 1997, the purchase price for Shares will be equal to their NAV determined as of the close of the regular trading session of the NYSE on the Expiration Date, as extended.

    The Shares are currently traded on the NYSE under the symbol "SHF." You can obtain current NAV quotations during the pendency of the Offer by calling State Street Bank and Trust Company, the Depositary, at 1-800-426-5523, between the hours of 9:00 a.m. and 5:00 p.m., New York City time, Monday-Friday (except holidays).

    The purpose of the Offer is to fulfill an undertaking made in the Fund's prospectus, dated December 22, 1993 (the "Prospectus"). There the Fund stated that, in recognition of the possibility that the Fund's Shares might trade at a discount to NAV, the Board of Directors has determined that it would be in the best interests of shareholders of the Fund to take action to attempt to reduce or eliminate a market value discount from NAV.

    In the Prospectus, the Fund undertook to conduct an annual tender offer for Shares during the first calendar quarter of each year commencing in 1997 that the average of the closing prices of the Shares on the NYSE for the Fund's weekly valuation day in each week during a specified period (the "Measurement Period") represents a discount of 3% or more from the average NAV of the Fund as determined on the same days in the same period. The Measurement Period is required to be a 12-week consecutive period beginning in the fourth calendar quarter of a calendar year and ending in the immediately following first calendar quarter. On October 14, 1996, the Board of Directors fixed the Measurement Period for the Offer as the period beginning on November 11, 1996 and ending on January 31, 1997. The average trading price of the Shares on the valuation days during the Measurement Period was $12.115 per Share and the average NAV of the Fund on the same days was $13.607, representing a discount of 10.96%. Accordingly, the Fund is conducting the Offer, subject to the terms and conditions specified in the Offer to Purchase.

    Consistent with their fiduciary obligations, in addition to the Offer, the Board of Directors will continue to explore other means to reduce or eliminate the Fund's market value discount from NAV. See Section 6 of this Offer to Purchase.

    The Offer is being made to all shareholders of the Fund and is not conditioned upon the tender of any minimum number of the Fund's outstanding Shares. However, pursuant to the Fund's Prospectus, a shareholder wishing to accept the Offer must tender, or cause the tender of, all Shares actually owned or constructively owned by the shareholder, pursuant to Section 318 of the Internal Revenue Code of 1986, as amended (the "Code"), as of the date of purchase of Shares pursuant to the Offer. Shareholders should consult their tax advisers as to the application of the constructive ownership rules of Section
318. A tender
of all Shares actually and constructively owned is necessary to avoid the risk of adverse tax consequences to non-tendering shareholders. If more than 3,500,000 Shares are duly tendered prior to the expiration of the Offer, the Fund will purchase Shares from tendering shareholders, in accordance with the terms and conditions specified in this Offer to Purchase, pro rata in accordance with the number of Shares tendered by each shareholder during the period the Offer remains open, unless the Fund determines not to purchase any Shares.

    To prevent federal income tax backup withholding equal to 31% of the gross payments made pursuant to this Offer: (1) each U.S. shareholder must have submitted to the Depositary a correct, completed, and signed Form W-9 or Substitute Form W-9, or other confirmation of an exemption from backup withholding requirements; and (2) each non-U.S. shareholder must have submitted to the Depositary a correct, completed, and signed Form W-8. The Letter of Transmittal contains a Substitute Form W-9 or a Form W-8, as necessary.

          THIS OFFER IS SUBJECT TO CERTAIN CONDITIONS. SEE SECTION 5.

                                   IMPORTANT

    If you desire to tender your Shares, you should either: (1) complete and sign the Letter of Transmittal (or a photocopy thereof bearing original signature(s) and any required signature guarantees) and mail or deliver it along with such Shares (in proper certificated or uncertificated form), and any other documents required by the Letter of Transmittal to the Depositary; or (2) request your broker, dealer, commercial bank, trust company or other nominee to effect the transaction for you. If your Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you must contact such firm if you desire to tender your Shares. Shareholders are not required to pay a service charge to the Fund or the Depositary in connection with their tender of Shares, but may be charged a fee by a broker, dealer or other institution for processing the tender requested.

    If you do not wish to tender your Shares, you need not take any action.

    NEITHER THE FUND NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO ANY SHAREHOLDER AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING SUCH SHAREHOLDER'S SHARES. SHAREHOLDERS ARE URGED TO EVALUATE CAREFULLY ALL INFORMATION IN THE OFFER, CONSULT THEIR OWN INVESTMENT AND TAX ADVISERS AND MAKE THEIR OWN DECISIONS WHETHER TO TENDER THEIR SHARES.

    NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY RECOMMENDATION ON BEHALF OF THE FUND OR SCHRODER CAPITAL MANAGEMENT INTERNATIONAL INC., THE INVESTMENT ADVISER OF THE FUND, AS TO WHETHER SHAREHOLDERS SHOULD TENDER SHARES PURSUANT TO THE OFFER. ANY SUCH RECOMMENDATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUND OR THE INVESTMENT ADVISER.

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER OTHER THAN THOSE CONTAINED HEREIN OR IN THE LETTER OF TRANSMITTAL. IF GIVEN OR MADE, SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUND OR THE INVESTMENT ADVISER.

    Questions and requests for assistance may be directed to the Depositary at the appropriate address and at the telephone number set forth below. Requests for additional copies of this Offer to Purchase and the Letter of Transmittal may also be directed to the Depositary. Shareholders who do not own Shares directly may also obtain such information and copies from their broker, dealer, commercial bank, trust company or other nominee and are required to tender their Shares through such firm.

February 19, 1997

                                                Schroder Asian Growth Fund, Inc.
                                                  787 Seventh Avenue, 34th Floor
                                                        New York, New York 10019

                STATE STREET BANK AND TRUST COMPANY, DEPOSITARY
                              PHONE 1-800-426-5523

BY MAIL:                       BY OVERNIGHT COURIER:          BY HAND:
State Street Bank and          State Street Bank and          Securities Transfer and
    Trust Company              Trust Company                  Reporting Services Inc.
Corporate Reorganization       Corporate Reorganization       Boston EquiServe L.P.
PO Box 9061                    70 Campanelli Drive            Corporate Reorganization
Boston, MA 02205               Braintree, MA 02184            55 Broadway, Third Floor
                                                              New York, NY 10006

                               TABLE OF CONTENTS

   SECTION                                                                                                               PAGE
-------------                                                                                                         -----------
         1.    Price; Number of Shares..............................................................................           1
         2.    Procedure for Tendering Shares.......................................................................           1
               A.         Proper Tender of Shares...................................................................           1
               B.         Signature Guarantees and Method of Delivery...............................................           2
               C.         Dividend Reinvestment Plan................................................................           3
               D.         Book-Entry Delivery.......................................................................           3
               E.         Guaranteed Delivery.......................................................................           3
               F.         Determination of Validity.................................................................           4
               G.         Federal Income Tax Withholding............................................................           4
         3.    Withdrawal Rights....................................................................................           4
         4.    Payment for Shares...................................................................................           5
         5.    Certain Conditions of the Offer......................................................................           5
         6.    Purpose of the Offer; Plans or Proposals of the Fund.................................................           6
         7.    Price Range of Shares; Dividends.....................................................................           8
         8.    Selected Financial Information.......................................................................           8
         9.    Interest of Certain Related Persons..................................................................          10
        10.    Certain Effects of the Offer.........................................................................          10
        11.    Certain Information about the Fund...................................................................          10
        12.    Source and Amount of Funds...........................................................................          11
        13.    Additional Information...............................................................................          11
        14.    Certain U.S. Federal Income Tax Consequences.........................................................          11
        15.    Extension of Tender Period; Termination; Amendments..................................................          12
        16.    Miscellaneous........................................................................................          13

    Exhibit A: Audited Financial Statements of the Fund for the period December
               30, 1993 to October 31, 1994 and the fiscal years ended October 31, 1995 and October 31, 1996, together with the consent of Coopers & Lybrand L.L.P., the independent accountants of the Fund; Unaudited Financial Statements of the Fund for the period November 1, 1996 to January 31, 1997.

    1. PRICE; NUMBER OF SHARES. The Fund will accept for payment and purchase up to 3,500,000 of its issued and outstanding Shares for cash at a price equal to their NAV determined as of the close of the regular trading session of the NYSE on March 21, 1997, subject to the terms and conditions set forth in the Offer to Purchase dated February 19, 1997 and the related Letter of Transmittal. THE OFFER EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH 20, 1997, UNLESS EXTENDED (THE "EXPIRATION DATE"). If the Offer is extended beyond March 20, 1997, the purchase price for Shares will be their NAV determined as of the close of the regular trading session of the NYSE on the Expiration Date, as extended.

    The Fund reserves the right to extend, terminate or amend the Offer. See Sections 5 and 15. The Fund will not be obligated to purchase Shares pursuant to the Offer under certain circumstances. See Section 5. Holders of Shares may tender Shares to the Depositary or withdraw Shares previously tendered. See Sections 2 and 3. The Fund will not pay interest on the purchase price under any circumstances.

    The NAV on February 13, 1997 was $13.62 per Share. During the pendency of the Offer, you may obtain current NAV quotations for the Fund by calling the Depositary at 1-800-426-5523 between the hours of 9:00 a.m. and 5:00 p.m., New York City time, Monday-Friday (except holidays).

    The Offer is being made to all shareholders of the Fund and is not conditioned upon the tender of any minimum number of the Fund's outstanding Shares. A shareholder wishing to accept the Offer must tender or cause the tender of all of the Shares actually owned or constructively owned by the shareholder, pursuant to Section 318 of the Internal Revenue Code of 1986, as amended (the "Code"), as of the date of purchase of Shares pursuant to the Offer. Shareholders should consult their tax advisers as to the application of the constructive ownership rules of Section 318. A tender of all Shares actually and constructively owned is necessary to avoid the risk of adverse tax consequences to non-tendering shareholders. If more than 3,500,000 Shares are duly tendered prior to the expiration of the Offer, the Fund will purchase Shares from tendering shareholders, in accordance with the terms and conditions specified in this Offer to Purchase, pro rata in accordance with the number of Shares tendered by each shareholder during the period the Offer remains open, unless the Fund determines not to purchase any Shares.

    On February 13, 1997 there were 19,607,100 Shares issued and outstanding and there were approximately 268 holders of record of Shares. Certain of these holders of record were nominees for brokers, dealers, commercial banks, trust companies and other institutions that held Shares on behalf of multiple beneficial owners. The Fund has been informed that no officer, director or affiliate of the Fund intends to tender Shares pursuant to the Offer.

    2. PROCEDURE FOR TENDERING SHARES.

    A. PROPER TENDER OF SHARES. For Shares to be properly tendered pursuant to the Offer, a properly completed and duly executed Letter of Transmittal (or a photocopy or facsimile thereof bearing original signature(s) and any required signature guarantees), all Shares owned or constructively owned by the tendering shareholder pursuant to Section 318 of the Code (in proper certificated or uncertificated form), and any other documents required by the Letter of Transmittal must be received by the Depositary at the appropriate address set forth on page iii of this Offer to Purchase on or prior to the Expiration Date. Letters of Transmittal and certificates representing tendered Shares should NOT be sent or delivered to the Fund. Shareholders who desire to tender Shares registered in the name of a broker, dealer, commercial bank, trust company or other nominee should contact such firm to effect a tender on their behalf.

    Section 14(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14e-4 promulgated thereunder make it unlawful for any person, acting alone or in concert with others, to tender Shares in a partial tender offer for such person's own account unless at the time of tender, and at the time the Shares are accepted for payment, the person tendering has a net long position equal to or greater than the amount tendered in (i) Shares, and will deliver or cause to be delivered such Shares for the purpose of tender to the person making the Offer within the period specified in the Offer, or (ii) an equivalent security and, upon acceptance of his or her tender, will acquire Shares by conversion, exchange, or exercise of such equivalent security to the extent required by the terms of the Offer, and will deliver or cause to be delivered the Shares so acquired for the purpose of tender to the Fund prior to or on the Expiration Date. Section 14(e) and Rule 14e-4 provide a similar restriction applicable to the tender or guarantee of a tender on behalf of another person.

    The acceptance of Shares by the Fund for payment will constitute a binding agreement between the tendering shareholder and the Fund upon the terms and subject to the conditions of the Offer, including the tendering shareholder's representation that (i) such shareholder has a net long position in the Shares being tendered within the meaning of Rule 14e-4 promulgated under the Exchange Act and (ii) the tender of such Shares complies with Rule 14e-4.

    B. SIGNATURE GUARANTEES AND METHOD OF DELIVERY. No signature guarantee is required on the Letter of Transmittal (a) if the Letter of Transmittal is signed by the registered holder(s) (which term, for purposes of this document, shall include any participant in the Depository Trust Company ("DTC") book-entry transfer facility whose name appears on DTC's security position listing as the owner of Shares) of Shares tendered herewith, unless such holder(s) has completed either the box entitled "Special Payment Instructions" or the box entitled "Special Delivery Instructions" in the Letter of Transmittal or (b) if such Shares are tendered for the account of a firm (an "Eligible Institution") which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a Stock Transfer Association approved medallion program (such as STAMP, SEMP or MSP). In all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 5 of the Letter of Transmittal.

    If the Letter of Transmittal is signed by the registered holder(s) of the Shares tendered thereby, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) without alteration, enlargement or any change whatsoever.

    If any of the Shares tendered thereby are owned of record by two or more joint owners, all such owners must sign the Letter of Transmittal.

    If any of the tendered Shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

    If the Letter of Transmittal or any certificates or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Fund of their authority so to act must be submitted.

    If the Letter of Transmittal is signed by the registered holder(s) of the Shares transmitted thereby, no endorsements of certificates or separate stock powers are required unless payment is to be made to or certificates for Shares not purchased are to be issued in the name of a person other than the registered holder(s). Signatures on such certificates or stock powers must be guaranteed by an Eligible Institution.

    If the Letter of Transmittal is signed by a person other than the registered holder(s) of the certificate(s) listed, the certificate(s) must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appears on the certificate(s) for such Shares. Signatures on such certificates or stock powers must be guaranteed by an Eligible Institution.

    THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING SHARE CERTIFICATES, THE LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS, IS AT THE ELECTION AND RISK OF THE TENDERING SHAREHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. Shareholders have the responsibility to cause their Shares (in proper certificated or uncertificated form), the

Letter of Transmittal (or a photocopy thereof bearing original signature(s) and any required signature guarantees), and any other documents required by the Letter of Transmittal to be timely delivered. Timely delivery is a condition precedent to acceptance of Shares for purchase pursuant to the Offer and to payment of the purchase amount.

    C. DIVIDEND REINVESTMENT PLAN. State Street Bank and Trust Company, the Fund's transfer agent and Depositary, holds Shares in uncertificated form for certain shareholders pursuant to the Fund's dividend reinvestment plan. Shareholders wishing to accept the Offer must tender all such uncertificated Shares. Shareholders may tender such uncertificated Shares by completing the appropriate section in the Letter of Transmittal.

    D. BOOK-ENTRY DELIVERY. The Depositary will establish an account with respect to the Shares at DTC for purposes of the Offer within two business days after the date of this Offer to Purchase. Any financial institution that is a participant in the DTC system may make book-entry delivery of Shares by causing DTC to transfer such Shares into the Depositary's account at DTC in accordance with DTC's transfer procedures. However, although delivery of Shares may be effected through book-entry transfer at DTC, a Letter of Transmittal (or a facsimile thereof), properly completed and duly executed with any required signature guarantees, or an Agent's Message (as defined below) in connection with a book-entry transfer, and any other documents required by the Letter of Transmittal, must in any case be received by the Depositary at one of its addresses set forth on at page iii of this Offer to Purchase on or prior to the Expiration Date, or the tendering shareholder must comply with the guaranteed delivery procedures described below.

    The term "Agent's Message" means a message from DTC transmitted to, and received by, the Depositary forming a part of a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation"), which states that (i) DTC has received an express acknowledgment from the DTC participant tendering the Shares that are the subject of the Book-Entry Confirmation, (ii) the DTC participant has received and agrees to be bound by the terms of the Letter of Transmittal and (iii) the Fund may enforce such agreement against the DTC participant.

    Delivery of documents to DTC in accordance with DTC's procedures does not constitute delivery to the Depositary.

    E. GUARANTEED DELIVERY. If a shareholder desires to tender Shares pursuant to the Offer and such shareholder's Share certificates are not immediately available, time will not permit all required documents to reach the Depositary on or prior to the Expiration Date, or a shareholder cannot complete the procedures for delivery by book-entry transfer on a timely basis, then such shareholder's Shares may nevertheless be tendered, provided that all of the following conditions are satisfied:

        (a) the tender is made by or through an Eligible Institution;

        (b) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by the Fund herewith, is received by the Depositary as provided below on or prior to the Expiration Date; and

        (c) the Share certificates evidencing all Shares, in proper form for transfer, or a Book-Entry Confirmation, together with the Letter of Transmittal (or a facsimile thereof) properly completed and duly executed with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message) and any other documents required by the Letter of Transmittal, are received by the Depositary within five NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

    The Notice of Guaranteed Delivery may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution and a representation that the shareholder owns the Shares tendered within the meaning of, and that the tender of the Shares effected thereby complies with, Rule 14e-4 under the Exchange Act, each in the form set forth in the Notice of Guaranteed Delivery.

    Notwithstanding any other provision hereof, payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (i) Share certificates evidencing such Shares or a Book-Entry Confirmation of the delivery of such Shares (if available), (ii) a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) or, in the case of a book-entry transfer, an Agent's Message, and (iii) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering shareholders at the same time and will depend upon when Share certificates are received by the Depositary or Book-Entry Confirmations of tendered Shares are received in the Depositary's account at DTC.

    F. DETERMINATION OF VALIDITY. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tenders will be determined by the Fund, in its sole discretion, which determination shall be final and binding. The Fund reserves the absolute right to reject any or all tenders determined not to be in appropriate form or to refuse to accept for payment, purchase or pay for any Shares if, in the opinion of the Fund's counsel, accepting, purchasing or paying for such Shares would be unlawful. The Fund also reserves the absolute right to waive any of the conditions of the Offer or any defect in any tender, whether generally or with respect to any particular Share(s) or shareholder(s). The Fund's interpretations of the terms and conditions of the Offer shall be final and binding.

    NONE OF THE FUND, THE INVESTMENT ADVISER, THE DEPOSITARY OR ANY OTHER PERSON IS OR WILL BE OBLIGATED TO GIVE ANY NOTICE OF DEFECTS OR IRREGULARITIES IN TENDERS, AND NONE OF THEM WILL INCUR ANY LIABILITY FOR FAILURE TO GIVE ANY SUCH NOTICE.

    G. FEDERAL INCOME TAX WITHHOLDING. To prevent federal income tax backup withholding equal to 31% of the gross payments made pursuant to the Offer, each U.S. shareholder who has not previously submitted a correct, completed and signed Form W-9 to the Fund or does not otherwise establish an exemption from such withholding must notify the Depositary of such shareholder's correct taxpayer identification number (or certify that such taxpayer is awaiting a taxpayer identification number) and provide certain other information by completing the Substitute Form W-9 included in the Letter of Transmittal.

    Non-U.S. shareholders who are individuals and who have not previously submitted a correct, completed and signed Form W-8 to the Fund must submit such a form to the Depositary in order to avoid backup withholding. For such shareholders, a copy of Form W-8 is included with the Letter of Transmittal.

    For a discussion of certain other U.S. federal income tax consequences to tendering shareholders, see Section 14.

    3. WITHDRAWAL RIGHTS. Except as otherwise provided in this Section 3, tenders of Shares made pursuant to the Offer will be irrevocable. At any time during the pendency of the Offer on or prior to the Expiration Date, and, if the Shares have not yet been accepted for payment by the Fund, at any time after 12:00 midnight, New York City time, on April 14, 1997, shareholders may withdraw all, but not less than all, of the Shares that they have tendered.

    To be effective, a written or telegraphic notice of withdrawal must be timely received by the Depositary at the appropriate address set forth on page iii of this Offer to Purchase. Shareholders may also send a facsimile transmission notice of withdrawal, which must be timely received by the Depositary at (617) 575-2233, and the original notice of withdrawal must be delivered to the Depositary by overnight courier or by hand the next day.

    Any notice of withdrawal must specify the name of the person having tendered the Shares to be withdrawn, and, if certificates representing such Shares have been delivered or otherwise identified to the

Depositary, the name of the registered owner(s) of such Shares as set forth in such certificates if different from the name of the person tendering the Shares. If certificates have been delivered to the Depositary, then, prior to the release of such certificates, the certificate numbers shown on the particular certificates evidencing such Shares must also be submitted and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution.

    All questions as to the form and validity (including time of receipt) of notices of withdrawal will be determined by the Fund in its sole discretion, which determination shall be final and binding. Shares properly withdrawn shall not thereafter be deemed to be tendered for purposes of the Offer. However, withdrawn Shares may be retendered by following the procedures described in
Section 2 on or prior to the Expiration Date.

    NONE OF THE FUND, THE INVESTMENT ADVISER, THE DEPOSITARY OR ANY OTHER PERSON IS OR WILL BE OBLIGATED TO GIVE ANY NOTICE OF ANY DEFECTS OR IRREGULARITIES IN ANY NOTICE OF WITHDRAWAL, AND NONE OF THEM WILL INCUR ANY LIABILITY FOR FAILURE TO GIVE ANY SUCH NOTICE OF DEFECTS OR IRREGULARITIES.

    4. PAYMENT FOR SHARES. For purposes of the Offer, the Fund will be deemed to have purchased Shares pursuant to the Offer when, as and if it gives oral or written notice to the Depositary of its acceptance of such Shares for purchase. Pursuant to a rule under the Exchange Act, the Fund is obligated to pay for or return tendered Shares promptly after the termination, expiration or withdrawal of the Offer. Upon the terms and subject to the conditions of the Offer, the Fund will pay for Shares properly tendered as soon as practicable after the Expiration Date. The Fund will make payment for Shares purchased pursuant to the Offer by depositing the aggregate purchase price therefor with the Depositary, which will make payment to shareholders promptly as directed by the Fund. The Fund will not pay interest on the purchase price under any circumstances.

    In all cases, payment for Shares purchased pursuant to the Offer will be made only after timely receipt by the Depositary of: (a) a properly completed and duly executed Letter of Transmittal (or a photocopy thereof bearing original signature(s) and any required signature guarantees), (b) such Shares (in proper certificated or uncertificated form), and (c) any other documents required by the Letter of Transmittal. Shareholders are not required to pay a service charge to the Fund or the Depositary in connection with their tender of Shares, but may be charged a fee by a broker, dealer or other institution for processing the tender requested. Certificates representing Shares tendered but not purchased will be returned promptly following the termination, expiration or withdrawal of the Offer, without expense to the tendering shareholder.

    The Fund will pay any transfer taxes payable on the transfer to it of Shares purchased pursuant to the Offer. However, if tendered Shares are registered in the name of any person other than the person signing the Letter of Transmittal, the amount of any such transfer taxes (whether imposed on the registered owner or such other person) payable on account of the transfer to such person of such Shares will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted. The Fund will not pay any interest on the purchase price under any circumstances. The Fund may not be obligated to purchase Shares pursuant to the Offer under certain conditions. See Section 5.

    Any tendering shareholder or other payee who has not previously submitted a correct, completed and signed Form W-8 or Form W-9, as necessary, and who fails to complete fully and sign either the Form W-8 or Substitute Form W-9 in the Letter of Transmittal and provide such form to the Depositary, may be subject to required federal income tax withholding of 31% of the gross proceeds paid to such shareholder or other payee pursuant to the Offer. See Section 14.

    5. CERTAIN CONDITIONS OF THE OFFER. Notwithstanding any other provision of the Offer or the Fund's Prospectus, it is the announced policy of the directors of the Fund, which may be changed by the directors, that the Fund cannot accept tenders or effect repurchases if (1) such transactions, if consummated, would (a) result in the delisting of the Fund's Shares from the NYSE (the NYSE having advised the Fund that it would consider delisting if the aggregate market value of the Fund's outstanding shares is less than $5,000,000, the number of publicly held Shares falls below 600,000 or the number of round-lot holders falls below 1,200) or (b) impair the Fund's status as a regulated investment company under the Code (which would make the Fund subject to U.S. Federal income taxes on all of its income and gains in addition to the taxation of shareholders who receive distributions from the Fund); (2) the amount of Shares tendered would require liquidation of such a substantial portion of the Fund's securities that the Fund would not be able to liquidate portfolio securities in an orderly manner in light of the existing market conditions and such liquidation would have an adverse effect on the net asset value of the Fund to the detriment of non-tendering shareholders; (3) there is any (a) in the Board of Directors' judgment, material legal action or proceeding instituted or threatened challenging such transactions or otherwise materially adversely affecting the Fund, (b) suspension of or limitation on prices for trading securities generally on the New York Stock Exchange or other national securities exchange(s), or the NASDAQ National Market System, (c) declaration of a banking moratorium by Federal or state authorities or any suspension of payment by banks in the United States or New York State, (d) limitation affecting the Fund or the issuers of its portfolio securities imposed by Federal or state authorities on the extension of credit by lending institutions, (e) commencement of war, armed hostilities or other international or national calamity directly or indirectly involving the United States, or (f) in the Board of Directors' judgment, other event or condition which would have a material adverse effect on the Fund or its shareholders if Shares were repurchased; or
(4) the Board of Directors determines that effecting any such transaction would constitute a breach of their fiduciary duty owed the Fund or its shareholders. The directors may modify these conditions in light of experience.

    The foregoing conditions are for the Fund's sole benefit and may be asserted by the Fund regardless of the circumstances giving rise to any such condition (including any action or inaction of the Fund), and any such condition may be waived by the Fund, in whole or in part, at any time and from time to time in its sole discretion. The Fund's failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right; the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts or circumstances; and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. Any determination by the Fund concerning the events described in this Section 5 shall be final and shall be binding.

    The Fund reserves the right, at any time during the pendency of the Offer, to terminate, extend, or amend the Offer in any respect. See Section 15.

    6. PURPOSE OF THE OFFER; PLANS OR PROPOSALS OF THE FUND. The purpose of the Offer is to fulfill an undertaking made in the Fund's Prospectus. There the Fund stated that, in recognition of the possibility that the Fund's Shares might trade at a discount to NAV, the Fund's Board of Directors determined that it would be in the best interests of shareholders to take action to attempt to reduce or eliminate a market value discount from NAV.

    In the Prospectus, the Fund undertook to conduct an annual tender offer for Shares during the first calendar quarter of each year commencing in 1997 that the average of the closing prices of the Shares on the NYSE for the Fund's weekly valuation day in each week during a specified period (the "Measurement Period") represents a discount of 3% or more from the average NAV of the Fund as determined on the same days in the same period. The Measurement Period is required to be a 12-week consecutive period beginning in the fourth calendar quarter of a calendar year and ending in the immediately following first calendar quarter. On October 14, 1996, the Board of Directors fixed the Measurement Period for the Offer as the period beginning on November 11, 1996 and ending on January 31, 1997. The average trading price of the Shares on the valuation days during the Measurement Period was $12.115 per Share and the average NAV of the Fund on the same days was $13.607, representing a discount of 10.96%. Accordingly, the Fund is conducting the Offer, subject to the terms and conditions specified in the Offer to Purchase.

    Consistent with their fiduciary obligations, in addition to the Offer, the Board of Directors will continue to explore other means to reduce or eliminate the Fund's market value discount from NAV.

    There can be no assurance that this Offer will reduce or eliminate any market price discount from NAV of the Shares. The market price of the Shares will, among other things, be determined by the relative demand for and supply of Shares in the market, the Fund's investment performance, the Fund's dividends and yield and investor perception of the Fund's overall attractiveness as an investment as compared with other investment alternatives. Nevertheless, the fact that the Shares may be subject to the Offer may result in more of a reduction in the spread between market price and NAV than might otherwise be the case.

    The Fund does not have any present plans or proposals that relate to or would result in (a) the acquisition by any person of additional securities of the Fund, or the disposition of securities of the Fund; (b) an extraordinary corporate transaction, such as a merger, reorganization or liquidation involving the Fund; (c) other than in connection with liquidating assets for purposes of funding the tender offer, a sale or transfer of a material amount of assets of the Fund (the Fund purchases and sells assets in the ordinary course of its business); (d) any change in the present Board of Directors or management of the Fund including, but not limited to, any plans or proposals to change the number or the term of Board of Directors, to fill any existing vacancy on the Board or to change any material term of the employment contract of any executive officer;
(e) any material change in the present dividend rate or policy, or indebtedness or capitalization of the Fund; (f) any other material change in the Fund's corporate structure or business, including any plans or proposals to make any changes in the Fund's investment policy for which a vote would be required by
Section 13 of the Investment Company Act of 1940, as amended (the "1940 Act");
(g) changes in the Fund's charter, bylaws or instruments corresponding thereto or other actions which may impede the acquisition of control of the Fund by any person; (h) causing a class of equity security of the Fund to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association;
(i) a class of equity security of the Fund becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act; or (j) the suspension of the Fund's obligation to file reports pursuant to Section 15(d) of the Exchange Act.

    7. PRICE RANGE OF SHARES; DIVIDENDS. The following table sets forth, for the periods indicated, the high and low NAV per Share and the high and low sales prices per Share of the Fund as reported by the NYSE Composite Tape and the amount of cash dividends per Share.

                                                                                MARKET PRICE        NET ASSET VALUE
                                                                            --------------------  --------------------
PERIOD                                                                        HIGH        LOW       HIGH        LOW
--------------------------------------------------------------------------  ---------  ---------  ---------  ---------
1993
Fourth Quarter*...........................................................  15 7/8     15             14.01      14.01

1994
First Quarter.............................................................  16 1/8     11 1/8         13.92      12.48
Second Quarter............................................................  14 1/8     10 1/2         13.26      12.44
Third Quarter.............................................................  13 3/4     11 5/8         14.12      12.89
Fourth Quarter............................................................  12 3/4     9 5/8          13.84      12.36

1995
First Quarter.............................................................  11         9 3/8          12.55      11.54
Second Quarter............................................................  12 1/8     10             13.18      11.91
Third Quarter.............................................................  12 1/8     10 5/8         13.56      12.83
Fourth Quarter............................................................  12 3/8     10 1/8         13.09      11.91

1996
First Quarter.............................................................  13 7/8     11 5/8         14.22      13.44
Second Quarter............................................................  13 3/8     12 1/4         14.53      14.03
Third Quarter.............................................................  13 1/8     11 7/8         14.34      13.45
Fourth Quarter............................................................  12 3/8     11 5/8         13.74      13.15

1997
First Quarter (through January 31, 1997)..................................  12 7/8     11 7/8         13.84      13.65

PERIOD                                                                        DIVIDENDS
--------------------------------------------------------------------------  --------------
1993
Fourth Quarter*...........................................................
1994
First Quarter.............................................................
Second Quarter............................................................
Third Quarter.............................................................
Fourth Quarter............................................................
1995
First Quarter.............................................................
Second Quarter............................................................
Third Quarter.............................................................
Fourth Quarter............................................................
1996
First Quarter.............................................................
Second Quarter............................................................
Third Quarter.............................................................
Fourth Quarter............................................................  $   0.093159**
1997
First Quarter (through January 31, 1997)..................................

------------------------

*   The Fund commenced operations on December 30, 1993.

**  Dividend paid December 18, 1996 to shareholders of record on December 6,
    1996.

    During the pendency of the Offer, you may obtain current NAV quotations for the Fund by calling the Depositary at 1-800-426-5523 between the hours of 9:00 a.m. and 5:00 p.m., New York City time, Monday-Friday (except holidays).

    8. SELECTED FINANCIAL INFORMATION. Set forth below is a summary of selected financial information for the Fund for the period December 30, 1993 (commencement of operations) to January 31, 1997. The information with respect to the period December 30, 1993 (commencement of operations) to October 31, 1996 has been excerpted from the Fund's audited financial statements for such period and the information with respect to the period November 1, 1996 to January 31, 1997 has been excerpted from the Fund's unaudited financial statements for such period. More comprehensive financial information is included in the financial statements, which are included as Exhibit A to this Offer to Purchase, and the summary of selected financial information set forth below is qualified in its entirety by reference to such documents and the financial information, the notes thereto and related matter contained therein.

                   SUMMARY OF SELECTED FINANCIAL INFORMATION

                                                         PERIOD+                                     PERIOD++
                                                        11/1/96-      YEAR ENDED     YEAR ENDED      12/30/93-
                                                         1/31/97       10/31/96       10/31/95       10/31/94
                                                      -------------  -------------  -------------  -------------
STATEMENT OF OPERATIONS
  Investment income:
    Interest and dividend...........................        454,324      3,710,284      4,392,175      3,233,284
    Expenses........................................      1,039,130      4,218,827      4,096,237      3,445,158
                                                      -------------  -------------  -------------  -------------
    Net investment income (loss)....................       (584,806)      (508,543)       295,938       (211,874)
REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS
  AND FOREIGN CURRENCY TRANSACTIONS:
  Net realized gain/loss on investments, foreign
    currency transactions and forward foreign
    currency contracts..............................     (3,798,882)     2,590,806    (29,229,803)    (6,204,372)
  Net unrealized appreciation on investments and
    foreign currency transactions and forward
    foreign currency contracts+++...................     16,000,478      8,328,629      5,001,661      2,869,106
STATEMENT OF ASSETS AND LIABILITIES (at end of
  period)
  Total assets......................................    274,138,607    259,779,901    249,271,412    277,198,100
  Total liabilities.................................      6,506,483      1,935,189      1,784,288      5,778,772
                                                      -------------  -------------  -------------  -------------
  Net assets........................................    267,632,124    257,844,712    247,487,124    271,419,328
                                                      -------------  -------------  -------------  -------------
                                                      -------------  -------------  -------------  -------------
  Net asset value per share.........................          13.65          13.15          12.62          13.84
                                                      -------------  -------------  -------------  -------------
                                                      -------------  -------------  -------------  -------------
  Shares of common stock outstanding................     19,607,100     19,607,100     19,607,100     19,607,100
PER SHARE
  Net investment income (loss)......................          (0.03)         (0.03)          0.02          (0.01)
  Dividends from net investment income..............          (0.09)      --             --             --
RATIOS
  Total expenses to average net assets..............           0.39%          1.57%          1.65%          1.59%*
  Net investment income to average net assets.......          (0.22)%         (0.19)%          0.12%         (0.10)%*
TOTAL RETURN**
  Total investment return, market value***..........           2.87%          7.87%         (7.29)%        (20.00)%
  Total investment return, net asset value****......           4.60%          4.20%         (8.82)%         (1.21)%

------------------------

+   Unaudited.

++  The Fund commenced operations on December 30, 1993.

+++ Net of estimated tax liability on Indian investments of $292,429, $266,350, $0 and $0 for the periods ended January 31, 1997, October 31, 1996, October 31, 1995 and October 31, 1994, respectively.

*   Annualized.

** Total investment return is calculated assuming a purchase of common stock on the opening of the first day and a sale on the closing of the last day of each period reported. Dividends and distributions, if any, are assumed for the purposes of this calculation to be reinvested at prices obtained under the Fund's dividend reinvestment plan. Total investment return does not reflect brokerage commissions. Generally, total investment return based on net asset value will be higher than total investment return based on market value in periods where there is an increase in the discount or a decrease in the premium of the market value to the net asset value from the beginning to the end of such periods. Conversely, total investment returns based on net asset value will be lower than total investment returns based on market value in periods where there is a decrease in the discount or an increase in the premium of the market value to the net asset value from the beginning to the end of such periods. Total investment returns for periods of less than one full year are not annualized.

*** Based on the change in market price of a Share during the period and assumes reinvestment of distributions at actual prices pursuant to the Fund's dividend reinvestment plan.

****Based on the change in net asset value of a Share during the period and assumes reinvestment of distributions at net asset value.

    9. INTEREST OF CERTAIN RELATED PERSONS. Pursuant to an Investment Advisory Agreement dated as of May 15, 1996, the Fund employs Schroder Capital Management International Inc. ("SCMI") to manage the investment and reinvestment of the assets of the Fund. SCMI has been the Fund's investment adviser since the Fund's commencement of operations. SCMI is also responsible for overall management of the business affairs of the Fund. For services provided by SCMI under the Investment Advisory Agreement, the Fund pays SCMI a fee computed and paid monthly in arrears at an annual rate of (i) 1.00% of the Fund's average weekly net assets (I.E., the average weekly value of the total assets of the Fund minus the sum of liabilities of the Fund) up to and including $300 million; and (ii) 0.85% of the Fund's average weekly net assets in excess of $300 million.

    Based upon information provided to the Fund, except through the automatic reinvestment of dividends under the Fund's Dividend Reinvestment Plan, there have not been any transactions in Shares of the Fund that were effected during the past 40 business days by the Fund, any member of the Board of Directors or executive officer of the Fund, any person controlling the Fund, any executive officer or director of any corporation ultimately in control of the Fund or by any associate or subsidiary of any of the foregoing, including any executive officer or director of any such subsidiary. Based upon information provided to the Fund, no officer, director or affiliate of the Fund intends to tender Shares pursuant to the Offer.

    10. CERTAIN EFFECTS OF THE OFFER. The purchase of Shares pursuant to the Offer will have the effect of increasing the proportionate interest in the Fund of non-tendering shareholders. All shareholders remaining after the Offer will be subject to any increased risks associated with the reduction in the Fund's aggregate assets resulting from payment for the tendered Shares, such as any greater volatility due to decreased diversification and proportionately higher expenses. Under certain circumstances, the need to raise cash in connection with the purchase of Shares pursuant to the Offer may have an adverse effect on the Fund's NAV per Share. See Section 12. All Shares purchased by the Fund pursuant to the Offer will remain authorized but unissued.

    11. CERTAIN INFORMATION ABOUT THE FUND. The Fund was organized as a Maryland corporation on November 5, 1993 and is registered as a non-diversified, closed-end management investment company under the 1940 Act. The Fund's investment objective is to seek long-term capital appreciation through investment primarily in equity securities of Asian Companies, as described below. As a matter of fundamental policy, under normal market conditions the Fund will invest at least 65% of its total assets in equity securities of Asian Companies. Asian Companies include companies that (i) are organized under the laws of China, Hong Kong, India, Indonesia, Japan, Korea, Malaysia, Pakistan, the Philippines, Singapore, Sri Lanka, Taiwan, or Thailand, or any other countries in the Asian region located south of the border of the former Soviet Union, east of the borders of Afghanistan and Iran, north of the Australian sub-continent and west of the International Date Line that in the future permit foreign investors to participate in their stock markets (collectively, "Asian Countries"), or (ii) regardless of where organized, and as determined by the Fund's investment adviser, (A) derive at least 75% of their revenues from goods produced or sold, investments made or services performed in Asian Countries or
(B) maintain at least 75% of their assets in Asian Countries.

    Reference is made to Section 7 and Section 8 of this Offer to Purchase and the financial statements attached hereto as Exhibit A, which are incorporated herein by reference.

    The principal executive office of the Fund is 787 Seventh Avenue, 34th Floor, New York, New York 10019.

    12. SOURCE AND AMOUNT OF FUNDS. The total cost to the Fund of purchasing 3,500,000 of its issued and outstanding Shares pursuant to the Offer would be approximately $47.67 million (based on a price per share of $13.62, the NAV as of February 13, 1997). On February 13, 1997, the net assets of the Fund aggregated approximately $267 million.

    To pay the aggregate purchase price of Shares accepted for payment pursuant to the Offer, the Fund anticipates that funds will first be derived from any cash on hand and then from the proceeds from the sale of portfolio securities held by the Fund. The selection of which portfolio securities to sell, if any, will be made by SCMI, the Fund's investment adviser, taking into account investment merit, relative liquidity and applicable investment restrictions and legal requirements. Although the Fund is authorized to borrow money to finance the repurchase of Shares, the Board of Directors believes that the Fund will have sufficient resources through disposition of assets to repurchase Shares in the Offer without utilizing such borrowing. However, the Fund reserves the right to finance a portion of the Offer through temporary borrowing.

    The repurchase of Shares by the Fund will decrease the total assets of the Fund and, therefore, have the effect of increasing the Fund's expense ratio. In addition, such repurchases may have an adverse effect on the Fund's investment performance.

    Under some market circumstances it may be necessary to raise cash by liquidating portfolio securities in a manner that could tend to reduce the market value of such securities and, thus, reduce both the NAV of the Shares and the proceeds from the sale of such securities. Liquidating portfolio securities, if necessary, may also lead to the premature disposition of portfolio investments and additional transaction costs. Depending upon the timing of such sales, any such decline in NAV may adversely affect any tendering shareholders whose Shares are accepted for purchase by the Fund, as well as those shareholders who do not sell Shares pursuant to the Offer. Shareholders who retain their Shares may be subject to certain other effects of the Offer. See
Section 10.

    Because the Fund will sell portfolio securities during the pendency of the Offer to raise cash for the purchase of Shares, the Fund may hold a greater than normal percentage of its assets in cash and cash equivalents. In addition, if the Fund liquidates portfolio securities, it may realize gains on securities held for less than three months. The Fund must limit such gains in order to qualify as a regulated investment company under the Code. Accordingly, realizing such gains would reduce the Fund's ability to sell other portfolio securities held for less than three months that the Fund might wish to sell in the ordinary course of its portfolio management. This may adversely affect the Fund's performance.

    13. ADDITIONAL INFORMATION. The Fund has filed an Issuer Tender Offer Statement on Schedule 13E-4 with the Securities and Exchange Commission (the "SEC"); the Schedule 13E-4 includes certain additional information relating to the Offer, which material may be inspected and copied at prescribed rates at the SEC's public reference facilities at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and Seven World Trade Center, New York, New York 10048. Copies of such material may also be obtained by mail at prescribed rates from the Public Reference Branch of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549.

    14. CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES. The following discussion is a general summary of the U.S. federal income tax consequences of a sale of Shares pursuant to the Offer. You should consult your own tax adviser for a complete description of the tax consequences to you of a sale of Shares pursuant to the Offer, including potential state, local and non-U.S. taxation by taxing jurisdictions of which you are a resident or domiciliary.

    U.S. SHAREHOLDERS. Under current federal income tax law, regulations and Internal Revenue Service rulings, it is anticipated that shareholders selling Shares in accordance with the terms of the Offer will recognize gain or loss for U.S. federal income tax purposes equal to the difference between the amount of cash received pursuant to the Offer and the adjusted tax basis of the Shares sold. Such gain or loss will be capital gain or loss if the Shares sold have been held by the tendering shareholder as a capital asset. In general, capital gain or loss with respect to the Shares sold will be long-term capital gain or loss if such Shares have been held for more than one year. In view of the requirement of the Offer that a tendering shareholder tender or cause the tender of all of the Shares actually owned and constructively owned by such shareholder under Section 318 of the Code as of the date of purchase of Shares pursuant to the Offer, shareholders should consult their tax advisers regarding the application of the constructive ownership rules of Section 318. In general,
Section 318 provides that Shares owned by certain family members of, and by entities treated by that section as related to, the tendering shareholder are treated as owned by the tendering shareholder. Under the "wash sale" rules, recognition of a loss on Shares sold pursuant to the Offer will ordinarily be disallowed to the extent a shareholder acquires Shares within 30 days before or after the date Shares are purchased pursuant to the Offer and, in that event, the basis and holding period of the Shares acquired will be adjusted to reflect the disallowed loss.

    The Depositary may be required to withhold 31% of the gross proceeds paid to a shareholder or other payee pursuant to the Offer unless either: (a) the shareholder has completed and submitted to the Depositary the Substitute Form W-9 included with the Transmittal Letter, providing the shareholder's taxpayer identification number/social security number and certifying under penalties of perjury: (i) that such number is correct, and (ii) either that (A) the shareholder is exempt from backup withholding, (B) the shareholder has not been notified by the Internal Revenue Service that the shareholder is subject to backup withholding as a result of an under-reporting interest or dividends or
(C) the Internal Revenue Service has notified the shareholder that the shareholder is no longer subject to backup withholding; or (b) an exception applies under applicable law and Treasury regulations.

    NON-U.S. SHAREHOLDERS. U.S. taxation of a shareholder who, under the Code, is a non-resident alien individual, foreign trust or estate, foreign corporation or foreign partnership (a "Non-U.S. shareholder") depends on whether the income from the Fund is "effectively connected" with a U.S. trade or business carried on by such Non-U.S. shareholder. Ordinarily, income from the Fund will not be treated as "effectively connected" and, if that is the case, any gain realized upon the tender of Shares pursuant to the terms of the Offer will not ordinarily be subject to U.S. taxation. If, however, the Non-U.S. shareholder is treated as a non-resident alien individual but is physically present in the United States for more than 182 days during the taxable year, then, in certain circumstances, gain from the tender of Shares pursuant to the terms of the Offer will be subject to U.S. tax of 30% (or lower treaty rate).

    If the income from the Fund is "effectively connected" with a U.S. trade or business carried on by a Non-U.S. shareholder, then any gain realized upon the sale of Shares of the Fund pursuant to the terms of the Offer will be subject to U.S. federal income tax at the graduated rates applicable to U.S. taxpayers.

    Non-U.S. shareholders should provide the Depositary with a completed Form W-8 in order to avoid 31% backup withholding. A copy of Form W-8 is provided with the Letter of Transmittal for such shareholders.

    Non-U.S. shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of a tender of Shares pursuant to the Offer.

    15. EXTENSION OF TENDER PERIOD; TERMINATION; AMENDMENTS. The Fund reserves the right, at any time during the pendency of the Offer, to terminate, extend, or amend the Offer in any respect. Without limiting the manner in which the Fund may choose to make a public announcement of termination, extension, or amendment, the Fund shall have no obligation to publish, advertise or otherwise communicate any such public announcement, except as provided by applicable law (including

Rules 13e-4(d)(2) and 13e-4(e)(2) promulgated under the Exchange Act) and by the requirements of the NYSE (including the listing agreement with respect to the Shares).

    Except to the extent required by applicable law (including Rule 13e-4(f)(1) promulgated under the Exchange Act), the Fund will have no obligation to extend the Offer. In the event that the Fund is obligated or elects to extend the Offer, the purchase price for Shares will be equal to the NAV determined as of the close of the regular trading session of the NYSE on the Expiration Date, as extended. Between the previously scheduled Expiration Date and the new Expiration Date, the rights of shareholders (such as rights to tender and withdraw Shares) will remain unchanged. No Shares will be accepted for payment until on or after the new Expiration Date.

    16. MISCELLANEOUS. The Offer is not being made to, nor will the Fund accept tenders from, owners of Shares in any jurisdiction in which the Offer or its acceptance would not comply with the securities or "blue sky" laws of such jurisdiction. The Fund is not aware of any jurisdiction in which the making of the Offer or the acceptance of tenders of, purchase of or payment for Shares would not be in compliance with the laws of such jurisdiction. However, the Fund reserves the right to exclude shareholders in any jurisdiction in which it is asserted that the Offer cannot lawfully be made or tendered Shares cannot lawfully be accepted, purchased or paid for. So long as the Fund makes a good-faith effort to comply with any state law deemed applicable to the Offer, the Fund believes that the exclusion of holders residing in any such jurisdiction is permitted under Rule 13e-4(f)(9) promulgated under the Exchange Act. In any jurisdiction the securities or "blue sky" laws of which require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on the Fund's behalf by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

February 19, 1997

                                                Schroder Asian Growth Fund, Inc.
                                                  787 Seventh Avenue, 34th Floor
                                                        New York, New York 10019

                                                                       EXHIBIT A
--------------------------------------------------------------------------------
SCHRODER ASIAN GROWTH FUND, INC.
------------------------------------------------------------

PORTFOLIO CHARACTERISTICS AS OF JANUARY 31, 1997

INVESTMENT BY INDUSTRY

      INDUSTRY                                           % OF NET ASSETS
------------------------------------------------------  -----------------
      Services                                                   20.9%
      Finance                                                    14.2%
      Real Estate                                                13.9%
      Multi-Industry                                             11.7%
      Energy                                                     10.5%
      Capital Equipment                                          10.2%
      Consumer Goods                                              8.2%
      Insurance                                                   2.2%
      Materials                                                   0.8%
      Cash                                                        7.4%
                                                                -----
      Total                                                       100%
                                                                -----
                                                                -----

TOP TEN HOLDINGS

      SECURITY                                           % OF NET ASSETS
------------------------------------------------------  -----------------
      China Resources Development Enterprises (HK)                3.7%
      Sun Hung Kai Properties Ltd (HK)                            3.4%
      Hutchinson Whampoa (HK)                                     3.0%
      Island & Peninsular Berhad (Mal)                            3.0%
      Huaneng Power International , Ltd (CNY)                     3.0%
      DCB Holdings Berhad (Mal)                                   2.8%
      Citic Pacific Ltd. (HK)                                     2.8%
      Ayala Land Inc.'B' (Phil)                                   2.5%
      Mahanager Telephone Nigam Ltd (Ind)                         2.5%
      Malayan Banking Berhad (Mal)                                2.4%
                                                                -----
      Total                                                      29.1%
                                                                -----
                                                                -----

COUNTRY WEIGHTINGS

      COUNTRY                                            % OF NET ASSETS
------------------------------------------------------  -----------------
      Hong Kong                                                  20.5%
      Malaysia                                                   16.2%
      Singapore                                                  11.8%
      Japan                                                      11.3%
      India                                                       8.2%
      Philippines                                                 7.5%
      Korea                                                       5.1%
      Indonesia                                                   4.7%
      Thailand                                                    3.6%
      China                                                       3.3%
      Taiwan                                                      0.4%
      Cash                                                        7.4%
                                                                -----
      Total                                                     100.0%
                                                                -----
                                                                -----

                See accompanying notes to financial statements.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SCHRODER ASIAN GROWTH FUND, INC.
------------------------------------------------------------

SCHEDULE OF INVESTMENTS
JANUARY 31, 1997 (UNAUDITED)

             COMMON STOCKS - 92.1%
     SHARES                                    VALUE US$
-----------                                 ------------
             CHINA - 3.3%
             SERVICES - 0.3%
  1,109,500  Chiwan Wharf Holdings Ltd.
               "B"(1)                            794,699
                                            ------------
             UTILITIES ELECTRICAL & GAS - 3.0%
    375,000  Huaneng Power International,
               Ltd.(a)*                        7,968,750
                                            ------------
             TOTAL CHINA
             (COST $7,174,216)                 8,763,449
                                            ------------
             HONG KONG - 20.5%
             BUILDING & CONSTRUCTION - 1.0%
    930,000  New World Infrastructure
               Ltd.*                           2,748,532
                                            ------------
             CHEMICALS - 0.7%
  3,160,000  Chen Hsong Holdings Ltd.          1,794,412
                                            ------------
             HOLDING COMPANY - 3.3%
  7,000,000  Guangdong Investments             6,278,635
                                            ------------
             MULTI-INDUSTRY - 8.8%
  4,600,000  China Resources Development       9,825,127
  1,508,000  Citie Pacific Ltd.                7,434,420
    672,000  Swire Pacific Ltd. "A"            6,179,261
                                            ------------
                                              23,438,808
                                            ------------
             REAL ESTATE - 4.5%
    800,000  Sun Hung Kai Properties Ltd.      9,034,007
    650,000  Wharf (Holdings) Ltd.             2,936,052
                                            ------------
                                              11,970,059
                                            ------------
             SERVICES - 3.0%
  1,070,000  Hutchison Whampoa                 8,078,338
                                            ------------
             TRANSPORTATION - RAIL - 0.3%
  1,250,000  Guangshen Railway Co. Ltd.*         580,758
                                            ------------
             TOTAL HONG KONG
             (COST $34,186,049)               54,889,542
                                            ------------
             INDIA - 8.2%
             AUTOMOBILE - 1.2%
    130,000  Bajaj Auto Ltd.                   3,235,112
                                            ------------
             BANKING - 0.5%
    165,000  State Bank of India               1,259,392
                                            ------------
             ENERGY - 0.8%
    222,000  Bharat Petroleum Corporation
               Ltd.                            2,201,397
                                            ------------
             HEALTH & PERSONAL CARE - 1.0%
    148,000  Ranbaxy Laboratories Ltd.         2,583,799
                                            ------------
             HOUSEHOLD PRODUCTS - 1.3%
    132,000  Hindustan Lever Ltd.              3,272,346
                                            ------------

             COMMON STOCKS
     SHARES                                    VALUE US$
-----------                                 ------------
             INDIA (CONCLUDED)
             MACHINARY & ENGINEERING - 0.0%
        506  Tata Engineering & Locomotive
               Company Ltd.                        4,543
                                            ------------
             TELECOMMUNICATIONS - 3.5%
    993,000  Mahanagar Telephone Nigam
               Ltd.                            6,601,508
    107,000  Videsh Sanchar Nigam Ltd.         2,734,777
                                            ------------
                                               9,336,285
                                            ------------
             TOTAL INDIA
             (COST $19,398,071)               21,892,874
                                            ------------
             INDONESIA - 4.7%
             BEVERAGES & TOBACCO - 1.6%
    874,000  P.T. Gudang Garam                 4,268,800
                                            ------------
             BUILDING MATERIALS & COMPONENTS - 0.1%
    196,000  P.T. Indocement Tunggal             292,968
                                            ------------
             FOOD & HOUSEHOLD PRODUCTS - 1.6%
  1,273,900  P.T. Indofood Sukses Makmur       2,815,989
     82,500  P.T. Unilever Indonesia           1,597,895
                                            ------------
                                               4,413,884
                                            ------------
             TELECOMMUNICATIONS - 1.4%
     20,000  P.T. Indonesian Satellite
               Corp.(a)                          562,500
  1,720,000  P.T. Telekomunikasi Indonesia     3,077,895
                                            ------------
                                               3,640,395
                                            ------------
             TOTAL INDONESIA
             (COST $8,224,586)                12,616,047
                                            ------------
             JAPAN - 10.8%
             BUILDING & CONSTRUCTION - 0.8%
    188,000  Higashi Nihon House               2,187,129
                                            ------------
             ELECTRICAL EQUIPMENT - 0.8%
    117,000  Inaba Denkisangyo Co.             2,123,762
                                            ------------
             INDUSTRIAL COMPONENTS - 3.6%
    225,000  Glory Ltd.                        4,492,574
    104,000  Mabuchi Motors Co., Ltd.          5,148,515
                                            ------------
                                               9,641,089
                                            ------------
             INSURANCE - 1.0%
    656,000  Koa Fire & Marine Ins. Co.,
               Ltd.                            2,690,033
                                            ------------
             LEISURE & TOURISM - 0.5%
    205,000  Airport Facillities Co., Ltd.     1,386,964
                                            ------------
             MACHINERY & ENGINEERING - 0.4%
    118,000  Amada Metrecs Co., Ltd.             983,333
                                            ------------
             MERCHANDISING - 0.2%
     66,200  Kahmo Co., Ltd.                     644,521
                                            ------------

                See accompanying notes to financial statements.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SCHRODER ASIAN GROWTH FUND, INC.
------------------------------------------------------------

SCHEDULE OF INVESTMENTS (CONTINUED)
JANUARY 31, 1997 (UNAUDITED)

             COMMON STOCKS
     SHARES                                    VALUE US$
-----------                                 ------------
             JAPAN (CONCLUDED)
             MULTI-INDUSTRY - 0.9%
    703,000  Hanshin Electric Railway*         2,331,733
                                            ------------
             RETAIL SALES - 0.9%
    110,000  Credit Saison Co. Ltd.            2,341,584
                                            ------------
             RETAIL TRADE - 0.3%
     60,000  Doshisha Co. Ltd.                   801,980
                                            ------------
             UTILITIES ELECTRICAL & GAS - 1.4%
     70,700  Hirose Electric                   3,710,000
                                            ------------

             TOTAL JAPAN
             (COST $40,346,246)               28,842,128
                                            ------------
             KOREA - 5.2%
             BANKING - 0.8%
    151,479  Shinhan Bank(1)                   2,176,874
                                            ------------
             ELECTRONICS - 0.9%
     35,413  Samsung Electronics(1)            2,425,585
                                            ------------
             METALS-STEEL - 0.2%
      8,000  Pohang Iron & Steel Co.,
               Ltd.(1)                           546,243
                                            ------------
             TELECOMMUNICATIONS - 2.0%
     45,830  Korea Mobile
               Telecommunications Corp.(1)     5,275,761
                                            ------------
             TRANSPORTATION-AIR - 0.3%
     40,000  Korean Air(1)                       766,767
                                            ------------
             UTILITIES - ELECTRICAL & GAS - 1.0%
     77,000  Korea Electric Power Corp.(1)     2,593,731
                                            ------------

             TOTAL KOREA
             (COST $16,638,823)               13,784,961
                                            ------------
             MALAYSIA - 16.2%
             BANKING - 5.2%
  1,988,000  DCB Holdings Berhad(1)            7,518,487
    584,000  Malayan Banking Berhad(1)         6,461,477
                                            ------------
                                              13,979,964
                                            ------------
             CONSUMER NON-DURABLE - 0.9%
    920,000  R.J.Reynolds Berhad               2,294,910
                                            ------------
             DIVERSIFIED INDUSTRIALS - 3.1%
    615,000  United Engineers (Malaysia)
               Ltd.                            5,517,803
                                            ------------
             ENERGY - 1.7%
    978,000  Tenaga Nasional Berhad            4,682,438
                                            ------------
             INSURANCE - 1.2%
    540,625  Malaysian Assurance Alliance
               Berhad                          3,219,171
                                            ------------
             LEISURE & TOURISM - 1.4%
    561,500  Genting Berhad                    3,817,884
                                            ------------
             COMMON STOCKS
     SHARES                                    VALUE US$
-----------                                 ------------
             MALAYSIA (CONCLUDED)
             MACHINERY & ENGINEERING - 0.7%
    475,000  Gamuda Berhad                     1,853,752
                                            ------------
             REAL ESTATE - 3.0%
  2,069,000  Island & Peninsular Berhad        7,991,310
                                            ------------

             TOTAL MALAYSIA
             (COST $34,060,115)               43,357,232
                                            ------------
             PHILIPPINES - 7.5%
             BANKING - 1.3%
    145,000  Metropolitan Bank & Trust Co.     3,966,565
                                            ------------
             REAL ESTATE - 3.2%
  5,514,375  Ayala Land, Inc. "B"              6,704,407
  3,526,500  C&P Homes Inc.                    1,909,294
                                            ------------
                                               8,613,701
                                            ------------
             TELECOMMUNICATION - 1.1%
     48,170  Philippine Long Distance
               Telephone                       2,919,117
                                            ------------
             UTILITIES - ELECTRICAL & GAS - 1.7%
    537,550  Manila Electric Co. "B"           4,513,623
                                            ------------

             TOTAL PHILIPPINES
             (COST $14,782,540)               20,013,006
                                            ------------
             SINGAPORE - 11.7%
             BANKING - 4.0%
    740,000  Overseas Union Bank Ltd.          5,994,457
    407,880  United Overseas Bank Ltd.         4,753,238
                                            ------------
                                              10,747,695
                                            ------------
             BEVERAGE & TOBACCO - 0.4%
    110,000  Fraser & Neave Ltd.               1,063,036
                                            ------------
             BROADCASTING & PUBLISHING - 1.9%
    253,200  Singapore Press Holdings Ltd.     5,073,716
                                            ------------
             MACHINERY & ENGINEERING - 1.8%
    608,000  Keppel Corporation Ltd.           4,925,176
                                            ------------
             REAL ESTATE - 3.6%
    576,000  City Developments Ltd.            5,771,051
    956,000  DBS Land Ltd.                     3,940,027
                                            ------------
                                               9,711,078
                                            ------------
             TOTAL SINGAPORE
             (COST $23,118,587)               31,520,701
                                            ------------
             TAIWAN - 0.4%

                See accompanying notes to financial statements.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SCHRODER ASIAN GROWTH FUND, INC.
------------------------------------------------------------

SCHEDULE OF INVESTMENTS (CONTINUED)
JANUARY 31, 1997 (UNAUDITED)

             COMMON STOCKS
     SHARES                                    VALUE US$
-----------                                 ------------
             TRANSPORT - MARINE - 0.4%
                                               1,118,000
     86,000  Yang Ming Marine(b)*
                                            ------------

             TOTAL TAIWAN
             (COST $1,001,040)                 1,118,000
                                            ------------
             THAILAND - 3.6%
             BANKING - 1.1%
    500,200  Thai Farmers Bank Ltd.            2,896,911
     48,337  Thai Farmers Bank Ltd., wts.
               (1)*                               32,660
                                            ------------
                                               2,929,571
                                            ------------
             REAL ESTATE - 0.6%
    275,000  Land & House Corp., Ltd.          1,751,931
                                            ------------
             TELECOMMUNICATIONS - 1.0%
    630,000  TelecomAsia Corporation*          1,210,135
    197,000  Total Access Communication
               Public Co. Ltd.                 1,388,850
                                            ------------
                                               2,598,985
                                            ------------
             UTILITIES - ELECTRICAL & GAS - 0.9%
    997,200  Electricity Generating Public
               Co., Ltd.                       3,425,622
                                            ------------

             TOTAL THAILAND
             (COST $14,974,010)                9,706,109
                                            ------------

             TOTAL COMMON STOCKS
             (COST $213,904,283)             246,504,049
                                            ------------

            CONVERTIBLE BOND - 0.6%
PRINCIPAL
  AMOUNT
  (000)                                         VALUE US$
----------                                   ------------
            JAPAN - 0.5%
            MERCHANDISING - 0.5%
 CHF 1,900  Arcland Sakamoto
            .125% 2/20/98
            (Cost $1,386,916)                   1,281,799
                                             ------------
            REPURCHASE AGREEMENT - 4.4%
            UNITED STATES - 4.4%
US$ 12,000  With Chase Securities
            Incorporated, 5.45% dated
            1/31/97, due 2/3/97 in the
            amounts of $12,000,000 (cost
            $12,000,000; collateralized by
            $8,355,000 U.S. Treasury Note,
            12.00% due 8/15/13; value
            $12,328,450)                       12,000,000
                                             ------------

            TOTAL INVESTMENTS
            (COST $227,291,199) 97.1%         259,785,848
                                             ------------
            Other assets less liabilities
              2.9%                              7,846,276
                                             ------------
            Net Assets 100%                  $267,632,124
                                             ------------
                                             ------------

* Non-income producing security
(a) American Depository Receipt.
(b) Global Depositary Receipt.
(1) Priced at fair value as determined by the Adviser and approved by the Board of Directors.

                See accompanying notes to financial statements.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SCHRODER ASIAN GROWTH FUND, INC.
------------------------------------------------------------

STATEMENT OF ASSETS AND LIABILITIES
JANUARY 31, 1997(UNAUDITED)

ASSETS:
      Investments in securities, at value (cost $227,291,199)     $259,785,848
      Cash                                                          5,831,111
      Receivable for securities sold                                8,327,722
      Receivable for dividends                                         93,746
      Receivable for interest                                          18,544
      Deferred organization expenses                                   64,983
      Prepaid expenses                                                 16,653
                                                                  -----------

                  Total Assets                                    274,138,607
                                                                  -----------

LIABILITIES:
      Payable for securities purchased                              5,619,156
      Estimated tax liability on Indian investments                   292,429
      Investment advisory fee payable                                 223,748
      Administration fee payable                                       55,937
      Unrealized depreciation on forward foreign currency
         contracts                                                     13,131
      Accrued expenses payable and other liabilities                  302,082
                                                                  -----------

                  Total Liabilities                                 6,506,483
                                                                  -----------
                  Net Assets                                      $267,632,124
                                                                  -----------
                                                                  -----------

NET ASSETS WERE COMPOSED OF:
      Capital Stock, par value ($.01 per share, applicable to
         19,607,100 shares issued: authorized 100,000,000
         shares)                                                  $   196,071
      Paid-in capital in excess of par                            271,662,493
      Accumulated net investment loss                                (584,794)
      Accumulated net realized losses from investments            (35,816,719)
      Accumulated net realized losses from foreign currency
         transactions and forward foreign currency contracts          (24,801)
      Net unrealized appreciation of investments (net of
         estimated tax liability on Indian investments of
         $292,429)                                                 32,202,220
      Net unrealized depreciation on translation of assets and
         liabilities in foreign currencies and forward foreign
         currency contracts                                            (2,346)
                                                                  -----------
                  Net Assets                                      $267,632,124
                                                                  -----------
                                                                  -----------

                  Net asset value per share ($267,632,124
                    divided by 19,607,100 shares outstanding)     $     13.65
                                                                  -----------
                                                                  -----------

                See accompanying notes to financial statements.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SCHRODER ASIAN GROWTH FUND, INC.
------------------------------------------------------------

STATEMENT OF OPERATIONS
FOR THE THREE MONTH PERIOD ENDED JANUARY 31, 1997 (UNAUDITED)

INVESTMENT INCOME:
      Dividends (net of foreign withholding taxes of $39,620)     $   333,364
      Interest and discount earned                                    120,960
                                                                  -----------

                  Total Investment Income                             454,324
                                                                  -----------

EXPENSES:
      Investment advisory fee                                         663,603
      Administration fee                                              165,901
      Custodian's fees and expenses                                    77,152
      Transfer agent's fees and expenses                               26,318
      Insurance expense                                                21,978
      Directors' fees and expenses                                     20,921
      Legal fees and expenses                                          20,164
      Reports to shareholders                                          18,733
      Amortization of deferred organization expenses                    8,565
      Independent accountants' fees and expenses                        7,940
      Registration fees                                                 6,115
      Miscellaneous expenses                                            1,740
                                                                  -----------
                  Total Expenses                                    1,039,130
                                                                  -----------

NET INVESTMENT LOSS                                                  (584,806)
                                                                  -----------
REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS AND FOREIGN
  CURRENCY TRANSACTIONS:
    Net realized loss from:
      Investments                                                  (3,774,081)
      Foreign currency transactions and forward foreign currency
        contracts                                                     (24,801)
    Net change in unrealized appreciation on:
      Investments (net of estimated tax liability on Indian
        investments of $292,429)                                   16,000,371
      Translation of assets and liabilities in foreign
        currencies and forward foreign currency contracts                 107
                                                                  -----------
NET REALIZED AND UNREALIZED GAIN FROM INVESTMENTS AND FOREIGN
  CURRENCY TRANSACTIONS                                            12,201,596
                                                                  -----------

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS              $11,616,790
                                                                  -----------
                                                                  -----------

                See accompanying notes to financial statements.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SCHRODER ASIAN GROWTH FUND, INC.
------------------------------------------------------------

STATEMENTS OF CHANGES IN NET ASSETS

                                              FOR THE
                                         THREE MONTH PERIOD
                                               ENDED           FOR THE YEAR
                                          JANUARY 31, 1997         ENDED
                                            (UNAUDITED)      OCTOBER 31, 1996
------------------------------------------------------------------------------

INCREASE (DECREASE) IN NET ASSETS:

OPERATIONS:
      Net investment loss                  $     (584,806)     $    (508,543)
      Net realized gain (loss) on
        investment transactions                (3,774,081)            21,946
      Net realized gain (loss) from
        foreign currency transactions
        and forward foreign currency
        contracts                                 (24,801)         2,568,860
      Net change in unrealized
        appreciation on investments
        (net of estimated tax liability
        on Indian investments of
        $292,429 and $266,350,
        respectively)                          16,000,371          8,574,019
      Net change in unrealized
        appreciation (depreciation) on
        translation of assets and
        liabilities in foreign
        currencies and forward foreign
        currency contracts                            107           (245,390)
                                         ------------------  -----------------
      Net Increase in Net Assets
        Resulting from Operations              11,616,790         10,410,892
                                         ------------------  -----------------
DIVIDENDS TO SHAREHOLDERS:
      From net investment income               (1,826,573)          --
CAPITAL STOCK TRANSACTIONS:
      Tender offer costs charged to
        paid-in-capital in excess of
        par                                        (2,805)           (53,304)
                                         ------------------  -----------------
TOTAL INCREASE IN NET ASSETS                    9,787,412         10,357,588
                                         ------------------  -----------------
NET ASSETS:
      Beginning of period                     257,844,712        247,487,124
                                         ------------------  -----------------
      End of period (including net
        investment losses of $584,794
        and undistributed net
        investment income of $1,826,585
        for 1997 and 1996,
        respectively)                      $  267,632,124      $ 257,844,712
                                         ------------------  -----------------
                                         ------------------  -----------------

                See accompanying notes to financial statements.
--------------------------------------------------------------------------------

------------------------------------------------------------
SCHRODER ASIAN GROWTH FUND, INC.
------------------------------------------------------------

   FINANCIAL HIGHLIGHTS

    Selected Per Share Data and Ratios:

                                                FOR THE THREE     FOR THE YEAR   FOR THE YEAR    DECEMBER 30,
                                             MONTH PERIOD ENDED       ENDED          ENDED         1993* TO
                                               JANUARY 31,1997     OCTOBER 31,    OCTOBER 31,     OCTOBER 31,
                                                 (UNAUDITED)          1996           1995            1994
---------------------------------------------------------------------------------------------------------------
Net asset value, beginning of period              $   13.15         $   12.62      $   13.84       $   14.01**
Investment Operations:
Net investment income (loss)                          (0.03)            (0.03)          0.02           (0.01)
Net realized and unrealized gain (loss) on
  investments (net of estimated tax
  liability on Indian investments) and
  foreign currencies and forward foreign
  currency contracts                                   0.62              0.56          (1.24)          (0.16)
                                                    -------       -------------  -------------       -------

Total from investment operations                       0.59              0.53          (1.22)          (0.17)
                                                    -------       -------------  -------------       -------
Dividends to shareholders from net
  investment income                                   (0.09)           --             --              --
                                                    -------       -------------  -------------       -------
Net asset value, end of period                    $   13.65         $   13.15      $   12.62       $   13.84
                                                    -------       -------------  -------------       -------
                                                    -------       -------------  -------------       -------
Market value, end of period                       $   12.25         $   12.00      $  11.125       $   12.00
                                                    -------       -------------  -------------       -------
                                                    -------       -------------  -------------       -------
Total investment return based on (1):
Market value                                           2.87%             7.87%         (7.29)%        (20.00)%
                                                    -------       -------------  -------------       -------
                                                    -------       -------------  -------------       -------
Net asset value                                        4.60%             4.20%         (8.82)%         (1.21)%
                                                    -------       -------------  -------------       -------
                                                    -------       -------------  -------------       -------

Ratio/Supplementary Data:
Net assets, end of period (Millions)              $  267.63         $  257.84      $  247.49       $  271.42
Ratio of expenses to average net assets                0.39%             1.57%          1.65%           1.59%***
Ratio of net investment income (loss) to
  average net assets                                  (0.22)%           (0.19)%         0.12%          (0.10)%***
Portfolio turnover rate                                6.58%            34.71%         66.79%          19.76%
Average commission rate per share****             $  0.0148         $  0.0166            N/A             N/A

         * Commencement of investment operations.

        ** Net of $.09 offering expenses.

       *** Annualized

      **** For fiscal years beginning on or after September 1, 1995, a fund is required to disclose its average commission rate per share for trades on which a commission is charged.

        (1) Total investment return is calculated assuming a purchase of common stock on the opening of the first day and a sale on the closing of the last day of each period reported. Dividends and distributions, if any, are assumed for the purposes of this calculation, to be reinvested at prices obtained under the Fund's dividend reinvestment plan. Total investment return does not reflect brokerage commissions. Generally, total investment return based on net asset value will be higher than total investment return based on market value in periods where there is an increase in the discount or decrease in the premium of the market value to the net asset value from the beginning to the end of such periods. Conversely, total investment return based on net asset value will be lower than total investment return based on market value in periods where there is a decrease in the discount or an increase in the premium of the market value to the net asset value from the beginning to the end of such periods. Total investment returns for periods of less than one full year are not annualized.

                See accompanying notes to financial statements.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SCHRODER ASIAN GROWTH FUND, INC.
------------------------------------------------------------

NOTES TO FINANCIAL STATEMENTS
JANUARY 31, 1997

1. SIGNIFICANT ACCOUNTING POLICIES:

    Schroder Asian Growth Fund, Inc. (the "Fund") is registered under the Investment Company Act of 1940, as amended, as a non-diversified, closed-end management investment company. The Fund was incorporated in Maryland on November 5, 1993 and investment operations commenced on December 30, 1993. The following is a summary of significant accounting policies consistently followed by the Fund in the preparation of its financial statements.

SECURITY VALUATION

    Portfolio securities listed or traded on a recognized stock exchange or NASDAQ Nation Market System are valued at the last reported sales price on the exchange on which the securities are principally traded. Other securities for which market quotations are readily available are valued at the last sales price prior to the time of determination. If there is no sales price on such date, and if bid and asked quotations are available, such securities are valued at the mean between the last current bid and asked prices. The value of a foreign security is determined in its national currency as of 9:00 a.m., New York time, and that value is then converted into its U.S. dollar equivalent on the day of valuation as of 11:30 a.m., New York time. Securities for which market quotations are not readily available, and securities for which, in judgement of the Adviser, the prices or values available do not represent the fair value of the instrument, are valued at fair value, pursuant to the Funds pricing procedures as determined by the Adviser and approved in good faith by the Board of Directors. In determining the fair value of such securities, the Adviser and the Board consider all relevant information, including but not limited to types of securities, current financial and market information and restrictions on dispositions. The values assigned to the securities holdings do not necessarily represent amounts which might ultimately be realized upon their sale or other disposition, since such amounts depend on future circumstances and cannot reasonably be determined until the actual disposition occurs. However, because of the inherent uncertainty of such valuations, those estimated values may differ significantly from the values that would have been used had a ready market for the investments existed, and the differences could be material. At January 31, 1997, the portfolio contained ten securities for which market quotations were not readily available and which were fair valued pursuant to the Fund's procedures. These securities had a total value of $28,592,284 representing 10.7% of the Fund's net assets.

    The Fund may enter into repurchase agreements whereby the Fund, through its custodian, receives delivery of the underlying securities. The underlying collateral is valued daily on a marked-to-market basis to assure that the value, including accrued interest, is at least equal to the repurchase price.

    In the event of a default of the obligation to repurchase, the Fund has the right to liquidate the collateral and apply the proceeds in satisfaction of the obligation. If the seller defaults and the value of the collateral declines, realization of the collateral by the Fund may be delayed or limited.

SECURITY TRANSACTIONS AND INVESTMENT INCOME

    Security transactions are recorded on trade date. Dividend income is recorded on the ex-dividend date except for certain dividends from foreign securities which are recorded as soon as the Fund is informed of the ex-dividend date. Interest income (including accretion of discount) is recorded on the accrual basis. Realized gains and losses from security transactions are determined on the identified cost basis.

FOREIGN CURRENCY TRANSLATION

    Foreign currency amounts denominated in or expected to settle in foreign currencies ("FC") are translated into U.S. dollars on the following basis: market value of investment securities and other assets and liabilities at the rate of exchange at the end of the respective period, purchases and sales of investment securities and income and expenses at the rate of exchange prevailing on the respective dates of such transactions.

--------------------------------------------------------------------------------
SCHRODER ASIAN GROWTH FUND, INC.
------------------------------------------------------------

NOTES TO FINANCIAL STATEMENTS (CONTINUED)
    The Fund does not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gain or loss from the investment.

    Reported net realized foreign exchange gains or losses arise from sales of portfolio securities, sales and maturities of short-term securities, sales of FCs, currency gains or losses realized between the trade and settlement dates on securities transactions, the difference between the amounts of dividends, interest, and foreign withholding taxes recorded on the Fund's books, and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized foreign exchange gains and losses arise from changes in the value of assets and liabilities other than investments in securities at fiscal year end, resulting from changes in the exchange rate.

DIVIDENDS AND DISTRIBUTIONS

    Dividends and distributions payable by the Fund, if any, are accrued on the ex-dividend date. Dividends from net investment income and capital gain distributions are determined in accordance with U.S. Federal income tax regulations which may differ from generally accepted accounting principles. These differences are primarily due to differing treatments for foreign currency transactions.

FORWARD CONTRACTS

    The Fund may enter into forward contracts to purchase or sell foreign currencies to protect against the effect of possible adverse movements in foreign exchange rates on the U.S. dollar value of the underlying portfolio. Risks associated with such contracts include the movement in value of the FC relative to the U.S. dollar and the ability of the counterparty to perform. Forward currency contracts are valued at the forward rate and are marked-to-market weekly. Fluctuations in the value of such contracts are recorded as unrealized gains or losses; realized gains or losses include net gains or losses on contracts which have terminated by settlement.

ORGANIZATIONAL COSTS

    Costs incurred by the Fund in connection with its organization and initial registration are being amortized on a straight line basis over a five-year period from the commencement of investment operations.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

OTHER

    The financial statements were prepared on a basis consistent with the October 31, 1996 financial statements. The financial statements contain all normal and recurring adjustments which are necessary for a fair statement of the results for the interim period.

2. PURCHASES AND SALES OF SECURITIES:

    The aggregate cost of securities purchased and the proceeds from sales of securities, excluding short-term investments, for the three months ended January 31, 1997 were $16,764,199 and $33,575,454, respectively.

--------------------------------------------------------------------------------
SCHRODER ASIAN GROWTH FUND, INC.
------------------------------------------------------------

NOTES TO FINANCIAL STATEMENTS (CONTINUED)
3. FORWARD EXCHANGE CONTRACTS AS OF JANUARY 31, 1997:

                                                                                            NET UNREALIZED
                                 CONTRACTS TO    SETTLEMENT     IN EXCHANGE                  DEPRECIATION
                                    DELIVER         DATE            FOR         VALUE ($)        ($)
                                ---------------  ----------    -------------   -----------  --------------
Open Currency Transactions:
Hong Kong Dollar                     $1,342,233   2/03/97      HKD10,399,621   $1,342,146           (87)
Hong Kong Dollar                    HKD 457,709   2/17/97            $59,059      $59,070           (11)
Hong Kong Dollar                    HKD 544,376   2/18/97            $70,249      $70,255            (6)
Hong Kong Dollar                  HKD 1,401,142   2/19/97           $180,793     $180,828           (35)
Indonesian Rupiah               IDR 574,377,763   2/03/97           $241,843     $241,843             0
Indonesian Rupiah               IDR 552,478,700   2/04/97           $232,476     $232,623          (147)
Indonesian Rupiah               IDR 322,789,082   2/05/97           $135,825     $135,911           (86)
Japanese Yen                    JPY 190,425,505   2/04/97         $1,566,579   $1,571,168        (4,589)
Japanese Yen                     JPY 21,445,167   2/04/97           $176,634     $176,940          (306)
Japanese Yen                     JPY 20,841,213   2/05/97           $171,483     $171,957          (474)
Japanese Yen                    JPY 107,053,871   2/05/97           $880,848     $883,283        (2,435)
Malaysian Ringit                  MYR 2,040,872   2/03/97           $817,081     $821,111        (4,030)
Malaysian Ringit                  MYR 1,550,396   2/04/97           $623,877     $623,776           101
Malaysian Ringit                       $943,776   2/14/97      MYR 2,345,660     $943,738           (38)
Malaysian Ringit                       $923,447   2/17/97      MYR 2,295,044     $923,373           (74)
Singapore Dollar                     $1,071,824   2/11/97         $1,071,824   $1,070,910          (914)
                                                                                                -------
                                                                                               ($13,131)
                                                                                                -------
                                                                                                -------

4. INVESTMENT ADVISORY AND ADMINISTRATIVE AGREEMENTS AND OTHER TRANSACTIONS WITH
AFFILIATES:

    The Fund retains Schroder Capital Management International Inc. as Investment Adviser. The Investment Adviser is paid a fee at an annual rate of
(i) 1.00% of the Fund's average weekly net assets up to and including $300 million, and (ii) 0.85% of the Fund's average weekly net assets in excess of $300 million.

    The Fund retains Princeton Administrators, L.P. (formerly Middlesex Administrators L.P.) as the Administrator. The Administrator receives a monthly fee equal to the greater of (a) $150,000 per annum or (b) an annual rate of (i) 0.25% of the Fund's average weekly net assets up to and including $300 million, and (ii) 0.22% of the Fund's average weekly net assets in excess of $300 million.

    Several individuals who are directors or officers (or both) of the Fund are also directors or officers of the Investment Adviser or its affiliates.

5. FEDERAL INCOME TAXES:

    Since it is the Fund's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to its stockholders, no Federal income tax provision is required.

    For Federal income tax purposes, the tax basis of investment securities owned is $227,291,199. At January 31, 1997, net unrealized appreciation on investments was $32,494,649. This consisted of aggregate gross unrealized appreciation of $55,711,057 for all securities in which there was an excess of market value over tax cost and

--------------------------------------------------------------------------------
SCHRODER ASIAN GROWTH FUND, INC.
------------------------------------------------------------

NOTES TO FINANCIAL STATEMENTS (CONTINUED) aggregate gross unrealized depreciation of $23,216,408 for all securities in which there was an excess of tax cost over market value.

    For Federal income tax purposes, the Fund had a capital loss carry forward as of October 31, 1996 of $32,042,638 ($5,994,149 expiring in 2002 and
$26,048,489 expiring in 2003) which is available to offset future capital gains, subject to limitations imposed under the Internal Revenue Code.

    Under the applicable foreign tax law, a withholding tax may be imposed on interest, dividends, and capital gains at various rates. Indian tax regulations require that taxes be paid on capital gains realized by the Fund. At January 31, 1997, the Fund decreased net unrealized appreciation by the estimated tax liability attributable to Indian investments of $292,429.

6. CAPITAL STOCK:

    There are 100,000,000 shares of $.01 par value common stock authorized. There are 19,607,100 shares outstanding as of January 31, 1997. For the three months ended January 31, 1997, the Fund offered no additional shares.

7. TENDER OFFER PROVISION

    In accordance with provisions of the Fund's prospectus, the Board of Directors (the "Board") has fixed a period of twelve consecutive calendar weeks beginning on November 11, 1996 and ending on January 31, 1997, as the measurement period for the purposes of calculating the average trading price of the Fund's shares. In the event the average of the closing prices of the shares of the Fund on the Fund's valuation day in each week during such 12 week period represents a discount of 3% or more from the average net asset value of the Fund as determined on the same days in the same period, it is currently anticipated that a tender offer for shares of the Fund will be conducted during the first calendar quarter of 1997.

    For the three months ended January 31, 1997, cost incurred in connection with the tender offer in the amount of $2,805 and as of October 31, 1996 in the amount of $53,304, respectively, have been charged to paid-in-capital in excess of par.

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in this Issuer Tender Offer Statement on Schedule 13E-4 (SEC File No. 33-71394) of our reports dated December 4, 1996, December 15, 1995, and December 12, 1994, on our audits of the financial statements and financial highlights of Schroder Asian Growth Fund, Inc. as of and for the years ending October 31, 1996, October 31, 1995 and for the period from December 30, 1993 (commencement of operations) to October 31, 1994, respectively, appearing in this Offer To Purchase filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

                                          Coopers & Lybrand L.L.P.

New York, New York
December 4, 1996

--------------------------------------------------------------------------------
SCHRODER ASIAN GROWTH FUND, INC.
------------------------------------------------------------

SCHEDULE OF INVESTMENTS
OCTOBER 31, 1996

           COMMON STOCKS - 97.2%
   SHARES                                     VALUE US$
---------                                  ------------
           CHINA - 2.7%
           SERVICES - 0.5%
2,832,000  Chiwan Wharf Holdings Ltd. 'B'
             (1)                              1,234,410
                                           ------------
           UTILITIES ELECTRICAL & GAS - 2.2%
  375,000  Huaneng Power International,
             Ltd.(a)*                         5,718,750
                                           ------------
           TOTAL CHINA
           (COST $7,969,618)                  6,953,160
                                           ------------
           HONG KONG - 20.3%
           CHEMICALS - 0.7%
3,160,000  Chen Hsong Holdings Ltd.           1,818,793
                                           ------------
           HOLDING COMPANY - 2.0%
7,000,000  Guangdong Investments              5,024,898
                                           ------------
           LEISURE & TOURISM - 2.5%
3,240,000  Cathay Pacific Airways             5,070,685
2,000,000  Shun Tak Holdings Ltd.             1,319,278
                                           ------------
                                              6,389,963
                                           ------------
           MULTI-INDUSTRY - 8.5%
4,600,000  China Resources Development
             Enterpirses                      5,176,227
2,234,000  Citic Pacific Ltd.                10,864,438
  672,000  Swire Pacific Ltd. 'A'             5,932,096
                                           ------------
                                             21,972,761
                                           ------------
           REAL ESTATE - 3.5%
  800,000  Sun Hung Kai Properties Ltd.       9,105,607
                                           ------------
           SERVICES - 2.9%
1,070,000  Hutchison Whampoa                  7,473,324
                                           ------------
           TRANSPORTATION - RAIL - 0.2%
1,250,000  Guangshen Railway Co. Ltd.,
             'H'*                               464,819
                                           ------------
           TOTAL HONG KONG
           (COST $36,331,419)                52,250,165
                                           ------------
           INDIA - 10.0%
           AUTOMOBILE - 1.4%
  130,000  Bajaj Auto Ltd.                    3,497,183
                                           ------------
           ENERGY - 0.7%
  222,000  Bharat Petroleum Corporation
             Ltd.                             1,791,947
                                           ------------
           HEALTH & PERSONAL CARE - 1.0%
  148,000  Ranbaxy Laboratories Ltd.          2,605,634
                                           ------------
           HOUSEHOLD PRODUCTS - 1.1%
  132,000  Hindustan Lever Ltd.               2,922,963
                                           ------------

           COMMON STOCKS
   SHARES                                     VALUE US$
---------                                  ------------
           INDIA (CONCLUDED)
           LEISURE & TOURISM - 1.0%
  136,650  Indian Hotels Co., Ltd.            2,540,535
                                           ------------
           MACHINERY & ENGINEERING - 1.0%
  207,200  Tata Engineering & Locomotive
             Company Ltd.                     2,428,326
                                           ------------
           TELECOMMUNICATIONS - 3.8%
  993,000  Mahanagar Telephone Nigam Ltd.     6,380,375
  110,000  Videsh Sanchar Nigam Ltd.          3,501,408
                                           ------------
                                              9,881,783
                                           ------------
           TOTAL INDIA
           (COST $23,369,046)                25,668,371
                                           ------------
           INDONESIA - 5.3%
           BEVERAGES & TOBACCO - 1.3%
  874,000  P.T. Gudang Garam                  3,489,996
                                           ------------
           BUILDING MATERIALS & COMPONENTS - 0.6%
1,018,000  P.T. Indocement Tunggal            1,540,769
                                           ------------
           FOOD & HOUSEHOLD PRODUCTS - 1.5%
1,273,900  P.T. Indofoods Sukses Makmur       2,680,167
   82,500  P.T. Unilever Indonesia            1,239,802
                                           ------------
                                              3,919,969
                                           ------------
           TELECOMMUNICATIONS - 1.9%
   74,000  P.T. Indonesian Satellite
             Corp. 'B'(a)                     2,229,250
1,720,000  P.T. Telekomunikasi Indonesia      2,566,337
                                           ------------
                                              4,795,587
                                           ------------
           TOTAL INDONESIA
           (COST $12,148,844)                13,746,321
                                           ------------
           JAPAN - 16.3%
           BUILDING & CONSTRUCTION - 1.1%
  188,000  Higashi Nihon House                2,710,506
                                           ------------
           ELECTRICAL EQUIPMENT - 1.0%
  117,000  Inaba Denkisangyo Co.              2,478,857
                                           ------------
           INDUSTRIAL COMPONENTS - 4.3%
  225,000  Glory Ltd.                         5,795,604
  104,000  Mabuchi Motors Co., Ltd.           5,302,857
                                           ------------
                                             11,098,461
                                           ------------
           INSURANCE - 1.5%
  656,000  Koa Fire & Marine Insurance
             Co., Ltd.                        3,846,611
                                           ------------

                See accompanying notes to financial statements.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SCHRODER ASIAN GROWTH FUND, INC.
------------------------------------------------------------

SCHEDULE OF INVESTMENTS (CONTINUED)
OCTOBER 31, 1996

           COMMON STOCKS
   SHARES                                     VALUE US$
---------                                  ------------
           JAPAN (CONCLUDED)
           LEISURE & TOURISM - 0.6%
  205,000  Airport Facilities Co., Ltd.       1,629,187
                                           ------------
           MACHINERY & ENGINEERING - 1.0%
  223,000  Amada Sonoike Co., Ltd.            2,646,593
                                           ------------
           MERCHANDISING - 0.6%
  109,000  Kahma Co., Ltd.                    1,581,099
                                           ------------
           METAL PRODUCTS - 1.3%
1,365,000  Kobe Steel Ltd.*                   3,240,000
                                           ------------
           MULTI-INDUSTRY - 1.1%
  703,000  Hanshin Electric Railway*          2,855,262
                                           ------------
           REAL ESTATE - 0.7%
  144,000  Mitsui Home Co., Ltd.              1,924,220
                                           ------------
           RETAIL SALES - 1.0%
  110,000  Credit Saison Co., Ltd.            2,543,297
                                           ------------
           RETAIL TRADE - 0.5%
   60,000  Doshisha Co., Ltd.                 1,202,637
                                           ------------
           UTILITIES ELECTRICAL & GAS - 1.6%
   70,700  Hirose Electric                    4,201,600
                                           ------------
           TOTAL JAPAN
           (COST $49,419,595)                41,958,330
                                           ------------
           KOREA - 5.4%
           BANKING - 1.2%
  151,479  Shinhan Bank (1)                   3,019,561
                                           ------------
           ELECTRONICS - 0.7%
   17,859  Samsung Electronics Co. (1)        1,271,825
   10,204  Samsung Electronics Co. (New)
             (1)                                706,664
                                           ------------
                                              1,978,489
                                           ------------
           MANUFACTURING - MISC. - 0.3%
   72,000  Hyundai Motor Co., Ltd.(b)           810,000
                                           ------------
           METALS - STEEL - 0.2%
    8,000  Pohang Iron & Steel Co., Ltd.
             (1)                                520,995
                                           ------------
           TELECOMMUNICATIONS - 1.8%
    4,450  Korea Mobile
             Telecommunications Corp. (1)     4,580,962
                                           ------------
           TRANSPORTATION - AIR - 0.3%
   40,000  Korean Air Lines (1)                 814,854
                                           ------------
           UTILITIES ELECTRICAL & GAS - 0.9%
   77,000  Korea Electric & Power Corp.       2,270,753
                                           ------------
           TOTAL KOREA
           (COST $16,595,095)                13,995,614
                                           ------------
           COMMON STOCKS
   SHARES                                     VALUE US$
---------                                  ------------
           MALAYSIA - 15.5%
           BANKING - 4.9%
1,988,000  DCB Holdings Berhad (1)            6,807,680
  584,000  Malayan Banking Berhad (1)         5,779,889
                                           ------------
                                             12,587,569
                                           ------------
           CONSUMER NON-DURABLE - 1.0%
  920,000  R.J. Reynolds Berhad               2,676,960
                                           ------------
           DIVERSIFIED INDUSTRIALS - 1.5%
  500,000  United Engineers (Malaysia)
             Ltd.                             3,958,828
                                           ------------
           ENERGY - 1.5%
  978,000  Tenaga Nasional Berhad             3,910,451
                                           ------------
           FOOD & HOUSEHOLD - 0.7%
  236,000  Nestle (Malaysia) Berhad           1,849,881
                                           ------------
           INSURANCE - 1.0%
  540,625  Malaysian Assurance Alliance
             Berhad                           2,653,900
                                           ------------
           LEISURE & TOURISM - 2.2%
  741,500  Genting Berhad                     5,548,040
                                           ------------
           REAL ESTATE - 2.7%
2,069,000  Island & Peninsular Berhad         6,839,331
                                           ------------
           TOTAL MALAYSIA
           (COST $34,191,463)                40,024,960
                                           ------------
           PHILIPPINES - 7.0%
           BANKING - 1.3%
  145,000  Metropolitan Bank & Trust Co.      3,205,030
                                           ------------
           REAL ESTATE - 3.6%
6,684,375  Ayala Land, Inc. 'B'               7,132,717
3,526,500  C&P Homes Inc.                     1,612,729
3,044,060  SM Prime Holdings Inc.               649,647
                                           ------------
                                              9,395,093
                                           ------------
           TELECOMMUNICATIONS - 0.6%
   25,170  Philippine Long Distance
             Telephone                        1,510,776
                                           ------------
           UTILITIES ELECTRICAL & GAS - 1.5%
  537,550  Manila Electric Co. 'B'            3,953,779
                                           ------------
           TOTAL PHILIPPINES
           (COST $14,690,691)                18,064,678
                                           ------------

                See accompanying notes to financial statements.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SCHRODER ASIAN GROWTH FUND, INC.
------------------------------------------------------------

SCHEDULE OF INVESTMENTS (CONCLUDED)
OCTOBER 31, 1996

           COMMON STOCKS
   SHARES                                     VALUE US$
---------                                   -----------
           SINGAPORE - 9.5%
           BANKING - 3.5%
  740,000  Overseas Union Bank Ltd.           5,044,380
  407,880  United Overseas Bank Ltd.          3,967,873
                                            -----------
                                              9,012,253
                                            -----------
           BROADCASTING & PUBLISHING - 1.6%
  253,200  Singapore Press Holdings Ltd.      4,207,115
                                            -----------
           MACHINERY & ENGINEERING - 1.8%
  608,000  Keppel Corp., Ltd.                 4,533,125
                                            -----------
           REAL ESTATE - 2.6%
  480,000  City Development Ltd.              3,783,285
  956,000  DBS Land Ltd.                      3,014,017
                                            -----------
                                              6,797,302
                                            -----------
           TOTAL SINGAPORE
           (COST $21,160,936)                24,549,795
                                            -----------
           THAILAND - 5.2%
           BANKING - 1.5%
  159,000  Krung Thai Bank Public Co.,
             Ltd.                               430,438
  441,700  Thai Farmers Bank Ltd.             3,379,296
   48,337  Thai Farmers Bank Ltd., wts.
             (1)*                                47,412
                                            -----------
                                              3,857,146
                                            -----------
           REAL ESTATE - 0.9%
  275,000  Land & House Corp., Ltd.           2,287,351
                                            -----------
           TELECOMMUNICATIONS - 1.5%
  188,000  Total Access Communication Co.,
             Ltd.                             1,297,200
  330,000  United Communications
             Industries                       2,744,821
                                            -----------
                                              4,042,021
                                            -----------
           UTILITIES ELECTRICAL & GAS - 1.3%
1,148,000  Electricity Generating Public
             Co., Ltd.                        3,333,019
                                            -----------
           TOTAL THAILAND
           (COST $18,605,826)                13,519,537
                                            -----------
           TOTAL COMMON STOCKS
           (COST $234,482,533)              250,730,931
                                            -----------

            CONVERTIBLE BOND - 0.6%
PRINCIPAL
  AMOUNT
  (000)                                       VALUE US$
----------                                 ------------
            JAPAN - 0.6%
            MERCHANDISING - 0.6%
 CHF 1,900  Arcland Sakamoto
            .125% 2/20/98
            (Cost $1,386,916)                 1,606,717
                                           ------------
            SHORT-TERM INVESTMENT - 1.2%
            REPURCHASE AGREEMENT - 1.2%
US$  3,000  With Chase Securities
            Incorporated dated 10/31/96,
            5.47%, due 11/01/96
            (repurchase proceeds
            $3,000,456); collateralized
            by: $3,000,000 U.S. Treasury
            Note, 7.50%, due 1/31/97
            (value $3,071,250) (cost
            $3,000,000)                       3,000,000
                                           ------------
            TOTAL INVESTMENTS
            (COST $238,869,449) - 99.0%     255,337,648
            Other assets less
            liabilities - 1.0%                2,507,064
                                           ------------
            Net Assets - 100%              $257,844,712
                                           ------------
                                           ------------

* Non-income producing security
(a) American Depositary Receipt.
(b) Global Depositary Receipt.
(1) Priced at fair value as determined by the Adviser and approved by the Board of Directors.
Percentages are based on net assets
CHF - Swiss Franc

                See accompanying notes to financial statements.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SCHRODER ASIAN GROWTH FUND, INC.
------------------------------------------------------------

STATEMENT OF ASSETS AND LIABILITIES
OCTOBER 31, 1996

ASSETS:
      Investments in securities, at value (cost $238,869,449)    $ 255,337,648
      Cash                                                           3,897,107
      Receivable for dividends                                         333,120
      Receivable for securities sold                                    99,493
      Receivable for interest                                           22,331
      Deferred organization expenses                                    73,549
      Prepaid expenses                                                  16,653
                                                                 -------------

                  Total Assets                                     259,779,901
                                                                 -------------

LIABILITIES:
      Payable for securities purchased                               1,084,326
      Estimated tax liability on Indian investments (Note 5)           266,350
      Investment advisory fee payable                                  220,087
      Professional fees payable                                         84,804
      Administration fee payable                                        55,022
      Directors' fees payable                                           53,852
      Unrealized depreciation on forward foreign currency
        contracts                                                          142
      Accrued expenses payable and other liabilities                   170,606
                                                                 -------------

                  Total Liabilities                                  1,935,189
                                                                 -------------
                  Net Assets                                     $ 257,844,712
                                                                 -------------
                                                                 -------------

 NET ASSETS WERE COMPOSED OF:
      Capital Stock, par value ($.01 per share, applicable to
        19,607,100 shares issued: authorized 100,000,000
        shares)                                                  $     196,071
      Paid-in-capital in excess of par                             271,665,298
      Undistributed net investment income                            1,826,585
      Accumulated net realized losses from investments             (32,042,638)
      Net unrealized appreciation of investments (net of
        estimated tax liability on Indian investments of
        $266,350 - See Note 5)                                      16,201,849
      Net unrealized depreciation on translation of assets and
        liabilities in foreign currencies and forward foreign
        currency contracts                                              (2,453)
                                                                 -------------

                  Net Assets                                     $ 257,844,712
                                                                 -------------
                                                                 -------------
                  Net asset value per share ($257,844,712
                    divided by 19,607,100 shares outstanding)    $       13.15
                                                                 -------------
                                                                 -------------

                See accompanying notes to financial statements.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SCHRODER ASIAN GROWTH FUND, INC.
------------------------------------------------------------

STATEMENT OF OPERATIONS
FOR THE YEAR ENDED OCTOBER 31, 1996

INVESTMENT INCOME:
      Dividends (net of foreign withholding taxes of $464,895)    $ 3,163,002
      Interest and discount earned                                    547,282
                                                                  -----------

                  Total Investment Income                           3,710,284
                                                                  -----------

EXPENSES:
      Investment advisory fee                                       2,681,822
      Administration fee                                              670,455
      Custodian's fees and expenses                                   298,744
      Legal fees and expenses                                         128,639
      Transfer agent's fees and expenses                              103,922
      Insurance expense                                                98,315
      Directors' fees and expenses                                     88,716
      Reports to shareholders                                          53,675
      Amortization of deferred organization expenses                   34,074
      Independent accountants' fees and expenses                       26,155
      Registration fees                                                24,260
      Miscellaneous expenses                                           10,050
                                                                  -----------
                  Total Expenses                                    4,218,827
                                                                  -----------

NET INVESTMENT LOSS                                                  (508,543)
                                                                  -----------

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS AND FOREIGN
  CURRENCY TRANSACTIONS:
    Net realized gain from:
      Investments                                                      21,946
      Foreign currency transactions and forward foreign currency
        contracts                                                   2,568,860
    Net change in unrealized appreciation (depreciation) on:
      Investments (net of estimated tax liability on Indian
        investments of $266,350 - Note 5)                           8,574,019
      Translation of assets and liabilities in foreign
        currencies and forward foreign currency contracts            (245,390)
                                                                  -----------
NET REALIZED AND UNREALIZED GAIN FROM INVESTMENTS AND FOREIGN
  CURRENCY TRANSACTIONS                                            10,919,435
                                                                  -----------

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS              $10,410,892
                                                                  -----------
                                                                  -----------

                See accompanying notes to financial statements.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SCHRODER ASIAN GROWTH FUND, INC.
------------------------------------------------------------

STATEMENTS OF CHANGES IN NET ASSETS

                                              FOR THE YEAR       FOR THE YEAR
                                                  ENDED              ENDED
                                            OCTOBER 31, 1996   OCTOBER 31, 1995
--------------------------------------------------------------------------------

INCREASE (DECREASE) IN NET ASSETS:

OPERATIONS:
      Net investment income (loss)            $    (508,543)     $     295,938
      Net realized gain (loss) from
        investment transactions                      21,946        (26,048,489)
      Net realized gain (loss) from
        foreign currency transactions and
        forward foreign currency contracts        2,568,860         (3,181,314)
      Net change in unrealized
        appreciation on investments (net
        of estimated tax liability on
        Indian investments of $266,350 and
        $0, respectively - Note 5)                8,574,019          2,267,623
      Net change in unrealized
        appreciation (depreciation) on
        translation of assets and
        liabilities in foreign currencies
        and forward foreign currency
        contracts                                  (245,390)         2,734,038
                                            -----------------  -----------------
NET INCREASE (DECREASE) IN NET ASSETS
  RESULTING FROM OPERATIONS                      10,410,892        (23,932,204)
                                            -----------------  -----------------
CAPITAL STOCK TRANSACTIONS:
      Tender offer costs charged to paid-
        in-capital in excess of par                 (53,304)           -
                                            -----------------  -----------------

TOTAL INCREASE (DECREASE) IN NET ASSETS          10,357,588        (23,932,204)
                                            -----------------  -----------------

NET ASSETS:
      Beginning of year                         247,487,124        271,419,328
                                            -----------------  -----------------
      End of year (including undistributed
        net investment income of
        $1,826,585 and $0 for 1996 and
        1995, respectively)                   $ 257,844,712      $ 247,487,124
                                            -----------------  -----------------
                                            -----------------  -----------------

                See accompanying notes to financial statements.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SCHRODER ASIAN GROWTH FUND, INC.
------------------------------------------------------------

   FINANCIAL HIGHLIGHTS

    Selected Per Share Data and Ratios:

                                      FOR THE      FOR THE     DECEMBER 30,
                                    YEAR ENDED   YEAR ENDED      1993* TO
                                    OCTOBER 31,  OCTOBER 31,    OCTOBER 31,
                                       1996         1995           1994
-----------------------------------------------------------------------------
Net asset value, beginning of
  period                             $   12.62    $   13.84    $   14.01**
Investment Operations:
Net investment income (loss)             (0.03)        0.02        (0.01)
Net realized and unrealized gain
  (loss) on investments (net of
  estimated tax liability on
  Indian investments) and foreign
  currencies and forward currency
  contracts                               0.56        (1.24)       (0.16)
                                    -----------  -----------     -------
Total from investment operations          0.53        (1.22)       (0.17)
                                    -----------  -----------     -------
Net asset value, end of period       $   13.15    $   12.62    $   13.84
                                    -----------  -----------     -------
                                    -----------  -----------     -------
Market value, end of period          $   12.00    $   11.125   $   12.00
                                    -----------  -----------     -------
                                    -----------  -----------     -------
Total investment return based on
  (1):
Market value                              7.87%       -7.29%      -20.00%
                                    -----------  -----------     -------
                                    -----------  -----------     -------
Net asset value                           4.20%       -8.82%       -1.21%
                                    -----------  -----------     -------
                                    -----------  -----------     -------
Ratio/Supplementary Data:
Net assets, end of period
  (Millions)                         $  257.84    $  247.49    $  271.42
Ratio of expenses to average net
  assets                                  1.57%        1.65%        1.59%***
Ratio of net investment income
  (loss) to average net assets           (0.19)%       0.12%       (0.10)%***
Portfolio turnover rate                  34.71%       66.79%       19.76%
Average commission rate per
  share****                          $    0.02           N/A         N/A

       * Commencement of investment operations.

      ** Net of $.09 offering expenses.

     *** Annualized.

    **** For fiscal years beginning on or after September 1, 1995, a fund is required to disclose its average commission rate per share for trades on which a commission is charged.

     (1) Total investment return is calculated assuming a purchase of common stock on the opening of the first day and a sale on the closing of the last day of each period reported. Dividends and distributions, if any, are assumed for the purposes of this calculation, to be reinvested at prices obtained under the Fund's dividend reinvestment plan. Total investment return does not reflect brokerage commissions. Generally, total investment return based on net asset value will be higher than total investment return based on market value in periods where there is an increase in the discount or a decrease in the premium of the market value to the net asset value from the beginning to the end of such periods. Conversely, total investment return based on net asset value will be lower than total investment return based on market value in periods where there is a decrease in the discount or an increase in the premium of the market value to the net asset value from the beginning to the end of such periods. Total investment returns for periods of less than one full year are not annualized.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SCHRODER ASIAN GROWTH FUND, INC.
------------------------------------------------------------

NOTES TO FINANCIAL STATEMENTS
OCTOBER 31, 1996

1.  SIGNIFICANT ACCOUNTING POLICIES:

        Schroder Asian Growth Fund, Inc. (the "Fund") is registered under the Investment Company Act of 1940 (the "Act"), as amended, as a non-diversified, closed-end management investment company. The Fund was incorporated in Maryland on November 5, 1993 and investment operations commenced on December 30, 1993. The following is a summary of significant accounting policies consistently followed by the Fund in the preparation of its financial statements.

    SECURITY VALUATION

        Portfolio securities listed or traded on a recognized stock exchange or NASDAQ National Market System are valued at the last reported sales price on the exchange on which the securities are principally traded. Other securities for which market quotations are readily available are valued at the last sales price prior to the time of determination. If there is no sales price on such date, and if bid and asked quotations are available, such securities are valued at the mean between the last current bid and asked prices. The value of a foreign security is determined in its national currency as of 9:00 a.m., New York time, and that value is then converted into its U.S. dollar equivalent on the day of valuation as of 11:30 a.m., New York time. Securities for which market quotations are not readily available, and securities for which, in the judgement of the Adviser, the prices or values available do not represent the fair value of the instrument, are valued at fair value, pursuant to the Fund's pricing procedures as determined by the Adviser and approved in good faith by the Board of Directors. In determining the fair value of such securities, the Adviser and the Board consider all relevant information, including but not limited to types of securities, current financial and market information and restrictions on dispositions. The values assigned to the securities holdings do not necessarily represent amounts which might ultimately be realized upon their sale or other disposition, since such amounts depend on future circumstances and cannot reasonably be determined until the actual disposition occurs. However, because of the inherent uncertainty of such valuations, those estimated values may differ significantly from the values that would have been used had a ready market for the investments existed, and the differences could be material. At October 31, 1996, the portfolio contained ten securities for which market quotations were not readily available and which were fair valued pursuant to the Fund's procedures. These securities had a total value of $24,784,252 representing 9.6% of the Fund's net assets.

        The Fund may enter into repurchase agreements whereby the Fund, through its custodian, receives delivery of the underlying securities. The underlying collateral is valued daily on a marked-to-market basis to assure that the value, including accrued interest, is at least equal to the repurchase price.

        In the event of a default of the obligation to repurchase, the Fund has the right to liquidate the collateral and apply the proceeds in satisfaction of the obligation. If the seller defaults and the value of the collateral declines, realization of the collateral by the Fund may be delayed or limited.

    SECURITY TRANSACTIONS AND INVESTMENT INCOME

        Security transactions are recorded on trade date. Dividend income is recorded on the ex-dividend date except for certain dividends from foreign securities which are recorded as soon as the Fund is informed of the ex-dividend date. Interest income (including accretion of discount) is recorded on the accrual basis. Realized gains and losses from security transactions are determined on the identified cost basis.

    FOREIGN CURRENCY TRANSLATION

        Foreign currency amounts denominated in or expected to settle in foreign currencies ("FC") are translated into U.S. dollars on the following basis: market value of investment securities and other assets and liabilities at

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SCHRODER ASIAN GROWTH FUND, INC.
------------------------------------------------------------

NOTES TO FINANCIAL STATEMENTS (CONTINUED) the rate of exchange at the end of the respective period, purchases and sales of investment securities and income and expenses at the rate of exchange prevailing on the respective dates of such transactions.

        The Fund does not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gain or loss from the investment.

        Reported net realized foreign exchange gains or losses arise from sales of portfolio securities, sales and maturities of short-term securities, sales of FCs, currency gains or losses realized between the trade and settlement dates on securities transactions, the difference between the amounts of dividends, interest, and foreign withholding taxes recorded on the Fund's books, and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized foreign exchange gains and losses arise from changes in the value of assets and liabilities other than investments in securities at fiscal year end, resulting from changes in the exchange rate.

    DIVIDENDS AND DISTRIBUTIONS

        Dividends and distributions payable by the Fund, if any, are accrued on the ex-dividend date. Dividends from net investment income and capital gain distributions are determined in accordance with U.S. Federal income tax regulations, which may differ from generally accepted accounting principles. These differences are primarily due to differing treatments for foreign currency transactions. At October 31, 1996, the Fund increased paid-in-capital by $233,732, increased net investment income by $2,335,128 and decreased accumulated realized gains from foreign currency transactions and forward foreign currency contracts by $2,568,860. Net assets were not affected by the reclassification.

    FORWARD FOREIGN CURRENCY CONTRACTS

        The Fund may enter into forward contracts to purchase or sell FCs to protect against the effect of possible adverse movements in foreign exchange rates on the U.S. dollar value of the underlying portfolio. Risks associated with such contracts include the movement in value of the FC relative to the U.S. dollar and the ability of the counterparty to perform. Forward currency contracts are valued at the forward rate and are marked-to-market weekly. Fluctuations in the value of such contracts are recorded as unrealized gains or losses; realized gains or losses include net gains or losses on contracts which have terminated by settlement.

    ORGANIZATIONAL COSTS

        Costs incurred by the Fund in connection with its organization and initial registration are being amortized on a straight line basis over a five-year period from the commencement of investment operations.

    USE OF ESTIMATES

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

2.  PURCHASES AND SALES OF SECURITIES:

        The aggregate cost of securities purchased and the proceeds from sales of securities, excluding short-term investments, for the year ended October 31, 1996 were $91,751,957 and $88,968,172, respectively.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SCHRODER ASIAN GROWTH FUND, INC.
------------------------------------------------------------

NOTES TO FINANCIAL STATEMENTS (CONTINUED)
3.  FORWARD FOREIGN CURRENCY CONTRACTS AS OF OCTOBER 31, 1996:

                        CURRENCY TO   SETTLEMENT   IN EXCHANGE                  UNREALIZED
                          DELIVER        DATE          FOR       VALUE ($)   DEPRECIATION ($)
----------------------------------------------------------------------------------------------
OPEN CURRENCY TRANSACTIONS:
Thai Baht               THB2,023,460   11/01/96     $  79,258    $  79,388            (130)
Thai Baht                THB 512,414   11/04/96     $  20,092    $  20,104             (12)
                                                                                    ------
                                                                     Total           ($142)
                                                                                    ------
                                                                                    ------

4. INVESTMENT ADVISORY AND ADMINISTRATIVE AGREEMENTS AND OTHER TRANSACTIONS WITH AFFILIATES:

        The Fund retains Schroder Capital Management International, Inc. as Investment Adviser. During the period from January 1, 1996 to May 15, 1996, the Investment Advisory Agreement provided for a monthly fee at the annual rate of 1% on the Fund's average weekly net assets.

        At the Annual Meeting of Shareholders of the Fund held on May 15, 1996, the shareholders of the Fund voted to approve an amendment to the Investment Advisory Agreement in order to provide for a reduction in the advisory fees paid to the Investment Adviser. Pursuant to that amendment, effective May 16, 1996, the Investment Adviser is paid a fee at an annual rate of (i) 1.00% of the Fund's average weekly net assets up to and including $300 million, and (ii) 0.85% of the Fund's average weekly net assets in excess of $300 million.

        The Fund retains Princeton Administrators, L.P. (formerly Middlesex Administrators L.P.) as the Administrator. For its services during the period from January 1, 1996 to May 15, 1996, the Administrator received a monthly fee equal to the greater of $150,000 per annum or an annual rate of 0.25% of the Fund's average weekly net assets.

        The Fund and the Administrator have entered into an amended Administration Agreement, effective upon the approval of the amended Investment Advisory Agreement on May 15, 1996. Pursuant to the amended Administration Agreement, effective May 16, 1996, the Administrator receives a monthly fee equal to the greater of (a) $150,000 per annum or (b) an annual rate of (i) 0.25% of the Fund's average weekly net assets up to and including $300 million, and (ii) 0.22% of the Fund's average weekly net assets in excess of $300 million.

        Several individuals who are directors or officers (or both) of the Fund are also directors or officers of the Investment Adviser or its affiliates.

5.  FEDERAL INCOME TAXES:

        Since it is the Fund's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to its stockholders, no Federal income tax provision is required.

        For Federal income tax purposes, the tax basis of investment securities owned is $238,869,449. At October 31, 1996, net unrealized appreciation on investments was $16,468,199. This consisted of aggregate gross unrealized appreciation for all securities in which there was an excess of market value over tax cost was $38,452,473 and aggregate gross unrealized depreciation for all securities in which there was an excess of tax cost over market value was $21,984,274.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SCHRODER ASIAN GROWTH FUND, INC.
------------------------------------------------------------

NOTES TO FINANCIAL STATEMENTS (CONTINUED)
        For Federal income tax purposes, the Fund had a capital loss carry forward as of October 31, 1996 of $32,042,638 ($5,994,149 expiring in 2002 and $26,048,489 expiring in 2003) which is available to offset future capital gains, subject to limitations imposed under the Internal Revenue Code.

        Under the applicable foreign tax law, a withholding tax may be imposed on interest, dividends, and capital gains at various rates. Indian tax regulations require that taxes be paid on capital gains realized by the Fund. At October 31, 1996, the Fund decreased net unrealized appreciation by the estimated tax liability attributable to Indian investments of $266,350.

6.  CAPITAL STOCK:

        There are 100,000,000 shares of $.01 par value common stock authorized. There are 19,607,100 shares outstanding as of October 31, 1996. During the year ended October 31, 1996, the Fund offered no additional shares.

7.  TENDER OFFER PROVISION

        In accordance with provisions of the Fund's prospectus, the Board of Directors (the "Board") has fixed a period of twelve consecutive calendar weeks beginning on November 11, 1996 and ending on January 31, 1997, as the measurement period for the purposes of calculating the average trading price of the Fund's shares. In the event the average of the closing prices of the shares of the Fund on the Fund's valuation day in each week during such 12 week period represents a discount of 3% or more from the average net asset value of the Fund as determined on the same days in the same period, it is currently anticipated that a tender offer for shares of the Fund will be conducted during the first calendar quarter of 1997.

        As of October 31, 1996, costs incurred in connection with the tender offer in the amount of $53,304 have been charged to paid-in-capital in excess of par.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SCHRODER ASIAN GROWTH FUND, INC.
------------------------------------------------------------

SPECIAL 1996 TAX INFORMATION (UNAUDITED)

    On November 26, 1996, the Fund declared an ordinary income dividend of $1,826,585 or $0.093159 per share to shareholders of record on December 6, 1996, payable on December 18, 1996.

    The Fund intends to elect to make an election under the Internal Revenue Code that will allow shareholders to treat their proportionate share of income taxes paid by the Fund in foreign countries during its fiscal year ended October 31, 1996 as having been directly paid by the shareholders. In accordance with current tax laws, the foreign income and foreign tax per share (for a share outstanding on October 31, 1996) is as follows:

                          GROSS FOREIGN    FOREIGN
                          SOURCE INCOME   TAXES PAID
COUNTRY                     PER SHARE     PER SHARE
------------------------  --------------  ----------
China                          0.001192           --
Hong Kong                      0.023735           --
Indonesia                      0.003395     0.001271
India                          0.004086     0.002178
Japan                          0.004826     0.002306
Korea                          0.003324     0.001589
Malaysia                       0.010689     0.009111

                          GROSS FOREIGN    FOREIGN
                          SOURCE INCOME   TAXES PAID
COUNTRY                     PER SHARE     PER SHARE
------------------------  --------------  ----------
Philippines                    0.001747     0.001241
Singapore                      0.005469     0.004112
Thailand                       0.006698     0.001903
United Kingdom                 0.009528           --
                          --------------  ----------
Total                          0.074689     0.023711
                          --------------  ----------
                          --------------  ----------

    The pass-through of foreign taxes will affect only those shareholders of the Fund who are holders on the dividend record date in December 1996. Accordingly, shareholders will receive more detailed information along with their Form 1099-DIV in January 1997.

PROXY RESULTS (UNAUDITED)

    During the year ended October 31, 1996, Schroder Asian Growth Fund, Inc. shareholders voted on the following proposals. The proposals were approved at the annual meeting of shareholders on May 15, 1996. The description of the proposals and number of shares voted are as follows:

--------------------------------------------------------------------------------------------------------
                                                                                  SHARES
                                                                                 VOTED FOR   ABSTENTIONS
--------------------------------------------------------------------------------------------------------
1.         To elect certain Directors:          Peter E.                        15,667,122      468,767
                                                Guernsey(1)
                                                                                15,671,747      464,142
                                                I. Peter
                                                Sedgwick(1)

(1) Nominee for Class I director to serve until 1999 annual meeting of shareholders.
--------------------------------------------------------------------------------------------------------

                                                                                  SHARES
                                                                     SHARES        VOTED
                                                                    VOTED FOR     AGAINST    ABSTENTIONS
--------------------------------------------------------------------------------------------------------
2.         To ratify the selection of Coopers & Lybrand L.L.P. as
            the Fund's independent accountants.                    15,691,876      218,030      225,983

3.         To approve an amendment to the Investment Advisory
            Agreement between the Fund and the Investment
            Adviser.                                               15,341,422      365,564      428,903
--------------------------------------------------------------------------------------------------------

    There were no broker non-votes returned with respect to any matter subject to a vote of the shareholders. There were no votes cast against either of the nominees for director.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SCHRODER ASIAN GROWTH FUND, INC.
------------------------------------------------------------

DIVIDEND DISTRIBUTION (UNAUDITED)

    On November 26, 1996, the Board of Directors of the Fund declared a dividend of $1,826,585, or $0.093159 per share, payable on December 18, 1996 to shareholders of record on December 6, 1996. Through the dividend, the Fund is distributing its net investment income for the fiscal year ended October 31, 1996, derived from gains realized on foreign currency contracts.

    In addition, the Fund intends to make an election under the Internal Revenue Code that will allow shareholders to treat their proportionate share of income taxes paid by the Fund in foreign countries as having been paid directly by the shareholders. For U.S. federal income tax purposes, therefore, the net investment income, foreign tax pass-through and total ordinary income per share for the fiscal year are as follows:

                   *FOREIGN TAXES
       NET             PAID OR      TOTAL ORDINARY
INVESTMENT INCOME     WITHHELD          INCOME
-----------------  ---------------  ---------------
   $  0.093159        $0.023711        $0.116870

* The foreign taxes paid or withheld per share represent taxes incurred by the Fund on interest and dividends received by the Fund from foreign sources. Foreign taxes paid or withheld should be included in gross income for U.S. federal income tax purposes with an offsetting deduction from gross income OR a credit for taxes paid to foreign governments. Shareholders should consult their tax counsel or other tax advisors regarding the appropriate treatment of foreign taxes paid. The per share allocation of foreign taxes will be reflected on shareholders' 1996 Form 1099-Div.

DIVIDEND REINVESTMENT PLAN

    Shareholders whose shares are registered in their own names may elect to be participants in the Dividend Reinvestment Plan (the "Plan"), pursuant to which dividends and capital gain distributions to shareholders will be paid in or reinvested in additional shares of the Fund (the "Dividend Shares"). State Street Bank and Trust Company (the "Plan Agent") will act as agent for participants under the Plan. Shareholders whose shares are held in the name of a brokerage firm, bank, or other nominee should contact such nominee to see if it will participate in the Plan on the shareholders' behalf. If the nominee is unable to do so, the shareholder may wish to request that their shares be reregistered in the shareholder's own name.

    A shareholder may elect to withdraw from the Plan without penalty at any time upon written notice to the Plan Agent. When a participant withdraws from the Plan, or upon termination of the Plan, certificates for whole Dividend Shares credited to the shareholder's account under the Plan will be issued and cash payment will be made for any fractional Dividend Shares credited to such account. An election to withdraw from the Plan will, until such election is changed, be deemed to be an election by a shareholder to take all subsequent dividends and distributions in cash. Elections will be effective immediately if notice is received by the Plan Agent not less than ten days prior to any dividend or distribution record date; otherwise, such termination will be effective after the investment of the then current dividend or distribution. If a withdrawing shareholder requests the Plan Agent to sell the shareholder's Dividend Shares upon withdrawal from participation in the Plan, the withdrawing shareholder will be required to pay a $2.50 fee plus a brokerage commission.

    Whenever the Fund declares a distribution from capital gains or an income dividend payable either in cash or in shares of the Fund, participants in the Plan will receive shares of the Fund. Whenever the market price per share is equal to or exceeds the net asset value of the valuation date, participants will be issued shares of the Fund at a price per share equal to the greater of (a) the net asset value per share on the date or (b) 95% of the market price of the Fund's shares on the date. The valuation date will be the dividend or distribution payment date or, if that date is not a trading day on the New York Stock Exchange, the immediately preceding trading day. The Fund will not issue Dividend Shares under the Plan at a price below net asset value. If net asset value exceeds the market price of Fund shares as of the valuation date, or if the Fund should declare a dividend or capital gains

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SCHRODER ASIAN GROWTH FUND, INC.
------------------------------------------------------------
distribution payable only in cash, the Plan Agent will, as agent for the participants, buy Fund shares in the open market, on the New York Stock Exchange or elsewhere, for the participants' accounts on or shortly after the payment date. If, before the Plan Agent has completed its purchase, the market price exceeds the net asset value of a Fund share, the average per share purchase price paid by the Plan Agent may exceed the net asset value of the Fund's shares, resulting in the acquisition of fewer Dividend Shares than if the dividend or capital gains distribution had been paid in shares issued by the Fund.

    The Plan Agent maintains all shareholder accounts in the Plan and furnishes written confirmation of all transactions in the accounts, including information needed by shareholders for personal and tax records. Shares in the account of each Plan participant will be held by the Plan Agent in noncertificated form in the name of the participant, and each shareholder's proxy will include those Dividend Shares purchased pursuant to the Plan.

    There is no charge to participants for reinvesting dividends or capital gains distributions. The Plan Agent's fee for the handling of reinvestment of dividends and distributions will be paid by the Fund. There will be no brokerage charges with respect to Dividend Shares issued directly by the Fund as a result of dividends or capital gains distributions payable either in shares or in cash. However, each participant will pay a pro rata share of brokerage commissions incurred with respect to the Plan Agent's open market purchases in connection with the reinvestment of dividends or capital gains distributions.

    The automatic reinvestment of dividends and distributions will not relieve participants of any U.S. Federal income tax that may be payable on such dividends or distributions. To the extent dividends and distributions are reinvested in additional Dividend Shares issued by the Fund, participants should be treated for U.S. Federal income tax purposes as receiving a distribution in an amount equal to the fair market value, determined as of the valuation date, of the shares received (regardless of the net asset value of the shares on the valuation date), and should have a cost basis in such shares equal to such fair market value.

    Experience under the plan may indicate that changes are desirable. Accordingly, the Fund reserves the right to amend or terminate the Plan as applied to any dividend or distribution paid subsequent to notice of the change sent to participants in the plan at least 90 days before the record date for such dividend or distribution. The Plan may also be amended or terminated by the Plan Agent at least 90 days prior written notice to participants in the Plan. All correspondence concerning the Plan should be directed to the Plan Agent at State Street Bank and Trust Company, P.O. Box 8200, Boston, Massachusetts 02266-8200.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SCHRODER ASIAN GROWTH FUND, INC.
------------------------------------------------------------

REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and Board of Directors of Schroder Asian Growth Fund, Inc.:

    We have audited the accompanying statement of assets and liabilities of Schroder Asian Growth Fund, Inc., including the schedule of investments, as of October 31, 1996, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the two years in the period then ended, and for the period December 30, 1993 (commencement of operations) to October 31, 1994. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of October 31, 1996, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Schroder Asian Growth Fund, Inc. as of October 31, 1996, the results of its operations for the year then ended, and the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the two years in the period then ended and for the period December 30, 1993 (commencement of operations) to October 31, 1994, in conformity with generally accepted accounting principles.

                                          Coopers & Lybrand L.L.P.

New York, New York
December 4, 1996

          ------------------------------------------------------------

--------------------------------------------------------------------------------
SCHRODER ASIAN GROWTH FUND, INC.
------------------------------------------------------------

SCHEDULE OF INVESTMENTS
OCTOBER 31, 1995

           COMMON STOCKS - 96.6%
   SHARES                                     VALUE US$
---------                                  ------------
           CHINA - 1.9%
           SERVICES - 0.5%
2,832,000  Chiwan Wharf Holdings Ltd. 'B'     1,263,795
                                           ------------
           UTILITIES ELECTRICAL & GAS - 1.4%
  220,000  Huaneng Power International,
             Ltd.(a)*                         3,492,500
                                           ------------
           TOTAL CHINA
           (COST $5,391,276)                  4,756,295
                                           ------------
           HONG KONG - 20.9%
           CHEMICALS - 0.7%
3,160,000  Chen Hsong Holdings Ltd.           1,839,348
                                           ------------
           CONSTRUCTION & HOUSING - 1.4%
4,522,000  Kumagai Gumi Ltd.                  3,421,770
                                           ------------
           HOLDING COMPANY - 1.7%
7,000,000  Guangdong Investments              4,119,778
                                           ------------
           LEISURE & TRAVEL - 3.5%
4,835,000  Cathay Pacific Airways             7,129,608
2,000,000  Shun Tak Holdings Ltd.             1,578,062
                                           ------------
                                              8,707,670
                                           ------------
           MULTI-INDUSTRY - 6.0%
2,934,000  Citic Pacific Ltd.                 9,165,192
  750,000  Swire Pacific Ltd. 'A'             5,626,698
                                           ------------
                                             14,791,890
                                           ------------
           REAL ESTATE - 4.0%
2,675,000  Harbour Centre Development
             Ltd.                             2,992,983
  874,000  Sun Hung Kai Properties Ltd.       6,980,921
                                           ------------
                                              9,973,904
                                           ------------
           SERVICES - 3.6%
1,592,000  Hutchison Whampoa                  8,772,371
                                           ------------
           TOTAL HONG KONG
           (COST $46,747,444)                51,626,731
                                           ------------
           INDIA - 6.1%
           AUTOMOBILE - 1.8%
  168,000  Bajaj Auto Ltd. (b)*               4,515,000
                                           ------------
           HEALTH & PERSONAL CARE - 1.1%
  122,000  Ranbaxy Laboratories (c)           2,775,500
                                           ------------
           HOUSEHOLD PRODUCTS - 0.6%
   70,000  Hindustan Lever Ltd.               1,305,572
                                           ------------

           COMMON STOCKS
   SHARES                                     VALUE US$
---------                                  ------------
           INDIA (CONCLUDED)
           MACHINERY & ENGINEERING - 2.6%
  207,200  Tata Engineering & Locomotive
             Company Ltd.                     2,521,642
  191,000  Tata Engineering & Locomotive
             Company Ltd. (b)                 3,961,340
                                           ------------
                                              6,482,982
                                           ------------
           TOTAL INDIA
           (COST $14,242,545)                15,079,054
                                           ------------
           INDONESIA - 8.3%
           BEVERAGES & TOBACCO - 2.1%
  600,000  P.T. Gudang Garam                  5,220,264
                                           ------------
           BUILDING MATERIALS & COMPONENTS - 1.2%
  784,000  P.T. Indocement Tunggal            2,901,145
                                           ------------
           FOOD & HOUSEHOLD PRODUCTS - 2.9%
   82,500  P.T. Unilever Indonesia            1,162,996
1,061,950  P.T. Indofood Sukses Makmur        4,912,104
  230,000  P.T. Sorini*                       1,281,718
                                           ------------
                                              7,356,818
                                           ------------
           HEALTH & PERSONAL CARE - 0.5%
  360,000  P.T. Kalbe Farma                   1,141,850
                                           ------------
           REAL ESTATE - 0.5%
  450,000  P.T. Jaya Real Property            1,283,590
                                           ------------
           TELECOMMUNICATIONS - 1.1%
   82,000  P.T. Indonesian Satellite
             Corp. (a)                        2,706,000
                                           ------------
           TOTAL INDONESIA
           (COST $20,015,391)                20,609,667
                                           ------------
           JAPAN - 16.0%
           FINANCIAL SERVICES - 1.9%
  261,000  Nomura Securities Co., Ltd.*       4,785,000
                                           ------------
           HEALTH & PERSONAL CARE - 0.7%
  120,000  Torii & Co., Ltd                   1,823,529
                                           ------------
           INDUSTRIAL COMPONENTS - 7.2%
  225,000  Glory Ltd.                         7,919,118
  104,000  Mabuchi Motors Co., Ltd.           6,311,373
   56,700  Hirose Electric                    3,629,912
                                           ------------
                                             17,860,403
                                           ------------
           INSURANCE - 1.0%
  450,000  Koa Fire & Marine Ins. Co.,
             Ltd.                             2,466,176
                                           ------------
           LEISURE & TOURISM - 0.4%
  102,000  Airport Facilities Co., Ltd.         990,000
                                           ------------
           MACHINERY & ENGINEERING - 1.2%
  482,000  Amada Sonoike Co., Ltd.            2,958,157
                                           ------------

                See accompanying notes to financial statements.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SCHRODER ASIAN GROWTH FUND, INC.
------------------------------------------------------------

SCHEDULE OF INVESTMENTS (CONTINUED)
OCTOBER 31, 1995

           COMMON STOCKS
   SHARES                                     VALUE US$
---------                                  ------------
           JAPAN (CONCLUDED)
           MERCHANDISING - 1.2%
  172,900  Kahma Co., Ltd.                    2,915,569
                                           ------------
           REAL ESTATE - 0.9%
  150,000  Mitsui Homes Co., Ltd.             2,132,353
                                           ------------
           TELECOMMUNICATIONS - 1.5%
      450  DDI Corporation                    3,657,352
                                           ------------
           TOTAL JAPAN
           (COST $43,132,501)                39,588,539
                                           ------------
           KOREA - 7.7%
           BANKING - 1.0%
   96,000  Shinhan Bank(1)                    2,269,946
    8,079  Shinhan Bank (New)*                  166,839
                                           ------------
                                              2,436,785
                                           ------------
           ELECTRONICS - 3.0%
   27,338  Samsung Electronics(1)             6,092,897
    5,095  Samsung Electronics (New)*(1)      1,122,085
      478  Samsung Electronics (New
             2)*(1)                             103,085
                                           ------------
                                              7,318,067
                                           ------------
           METALS-STEEL - 0.7%
    8,000  Pohang Iron & Steel Co.,
             Ltd.(1)                            804,318
   40,000  Pohang Iron & Steel Co., Ltd.
             (d)                              1,040,000
                                           ------------
                                              1,844,318
                                           ------------
           TELECOMMUNICATIONS - 1.7%
    4,450  Korea Mobile
             Telecommunications Corp.*(1)     4,157,734
                                           ------------
           UTILITIES-ELECTRICAL & GAS - 1.3%
   77,000  Korea Electric Power Corp.(1)      3,376,235
                                           ------------
           TOTAL KOREA
           (COST $17,056,270)                19,133,139
                                           ------------
           MALAYSIA - 12.5%
           BANKING - 3.3%
1,265,000  DCB Holdings Berhad                3,584,416
  584,000  Malayan Banking Berhad             4,711,531
                                           ------------
                                              8,295,947
                                           ------------
           CONSTRUCTION - 2.0%
3,171,000  Renong Berhad                      4,841,983
                                           ------------
           DISTRIBUTION - 0.8%
  246,000  Edaran Otomobil Nasional
             Berhad                           1,936,246
                                           ------------
           COMMON STOCKS
   SHARES                                     VALUE US$
---------                                  ------------
           MALAYSIA (CONCLUDED)
           FOOD & HOUSEHOLD PRODUCTS - 0.7%
  236,000  Nestle (Malaysia) Berhad           1,662,495
                                           ------------
           INSURANCE - 1.2%
  741,000  Malaysian Assurance Alliance
             Berhad                           3,003,660
                                           ------------
           LEISURE & TOURISM - 2.5%
  741,500  Genting Berhad (1)                 6,262,917
                                           ------------
           REAL ESTATE - 2.0%
2,069,000  Island & Peninsular Berhad         5,007,615
                                           ------------
           TOTAL MALAYSIA
           (COST $28,782,473)                31,010,863
                                           ------------
           PHILIPPINES - 5.1%
           BEVERAGES & TOBACCO - 0.7%
  560,600  San Miguel Corp. 'B'               1,855,720
                                           ------------
           REAL ESTATE - 2.4%
2,381,250  Ayala Land, Inc. 'B'               2,749,711
2,600,000  C&P Homes Inc.*                    1,676,522
5,200,000  SM Prime Holdings Inc.*            1,401,078
                                           ------------
                                              5,827,311
                                           ------------
           SHIP REPAIR - 0.0%
  111,850  Keppel Philippine Holdings
             'B' *                               51,663
                                           ------------
           TELECOMMUNICATIONS - 1.0%
   43,170  Philippine Long Distance
             Telephone                        2,409,411
                                           ------------
           UTILITIES ELECTRICAL & GAS - 1.0%
  333,500  Manila Electric Co. 'B'            2,490,339
                                           ------------
           TOTAL PHILIPPINES
           (COST $12,714,244)                12,634,444
                                           ------------
           SINGAPORE - 9.3%
           BANKING - 3.3%
  740,000  Overseas Union Bank Ltd.           4,607,982
  407,880  United Overseas Bank Ltd.          3,578,907
                                           ------------
                                              8,186,889
                                           ------------
           BROADCASTING & PUBLISHING - 1.6%
  253,200  Singapore Press Holdings Ltd.      3,959,609
                                           ------------
           MACHINERY & ENGINEERING - 2.0%
  608,000  Keppel Corporation Ltd.            4,990,660
                                           ------------

                See accompanying notes to financial statements.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SCHRODER ASIAN GROWTH FUND, INC.
------------------------------------------------------------

SCHEDULE OF INVESTMENTS (CONCLUDED)
OCTOBER 31, 1995

           COMMON STOCKS
   SHARES                                     VALUE US$
---------                                   -----------
           SINGAPORE - (CONCLUDED)
           REAL ESTATE - 2.4%
  480,000  City Developments Ltd.             2,971,979
  956,000  DBS Land Ltd.                      2,827,682
                                            -----------
                                              5,799,661
                                            -----------
           TOTAL SINGAPORE
           (COST $21,160,936)                22,936,819
                                            -----------
           THAILAND - 8.8%
           BANKING - 3.1%
3,500,000  Siam City Bank Ltd.                4,451,510
  386,700  Thai Farmers Bank Ltd.             3,196,884
                                            -----------
                                              7,648,394
                                            -----------
           BUILDING MATERIALS & COMPONENTS - 1.9%
   84,000  Siam Cement Co. Ltd.               4,580,604
                                            -----------
           REAL ESTATE - 1.4%
  220,000  Land & House Corp. Ltd.            3,550,080
                                            -----------
           TELECOMMUNICATIONS - 1.1%
  919,000  TelecomAsia Corp.*                 2,775,994
                                            -----------
           UTILITIES ELECTRICAL & GAS - 1.3%
  913,000  Electricity Generating Public
             Co., Ltd.*                       3,120,747
                                            -----------
           TOTAL THAILAND
           (COST $22,289,706)                21,675,819
                                            -----------
           TOTAL COMMON STOCKS
           (COST $231,532,786)              239,051,370
                                            -----------

            CONVERTIBLE BONDS - 0.6%
PRINCIPAL
  AMOUNT
  (000)                                      VALUES US$
----------                                 ------------
            JAPAN - 0.6%
            MERCHANDISING - 0.6%
Swfr 1,900  Arcland Sakamoto
            .125% 2/20/98
            (Cost $1,386,916)                 1,496,162
                                           ------------
            TOTAL CONVERTIBLE BONDS
            (COST $1,386,916)                 1,496,162
                                           ------------
            TOTAL INVESTMENTS
            (COST $232,919,702) -- 97.2%    240,547,532
            Other assets less
            liabilities --  2.8%              6,939,592
                                           ------------
            Net Assets -- 100%              247,487,124
                                           ------------
                                           ------------

* Non-income producing security
(a) American Depository Receipt
(b) Global Depositary Receipt
(c) Global Depositary Share
(d) American Depositary Share
(1) Priced at fair value as determined by the Board of Directors

                See accompanying notes to financial statements.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SCHRODER ASIAN GROWTH FUND, INC.
------------------------------------------------------------

STATEMENT OF ASSETS AND LIABILITIES
OCTOBER 31, 1995

ASSETS:
      Investments in securities, at value (cost $232,919,702)    $ 240,547,532
      Cash                                                           8,145,946
      Receivable for dividends                                         140,159
      Receivable for interest                                           57,649
      Net unrealized appreciation on forward foreign exchange
        contracts                                                      233,732
      Deferred organization expenses                                   107,623
      Prepaid expenses                                                  38,771
                                                                 -------------

                  Total Assets                                     249,271,412
                                                                 -------------

LIABILITIES:
      Payable for securities purchased                               1,286,803
      Advisory fee payable                                             211,828
      Administration fee payable                                        52,957
      Accrued expenses payable and other liabilities                   232,700
                                                                 -------------

                  Total Liabilities                                  1,784,288
                                                                 -------------
                  Net Assets                                     $ 247,487,124
                                                                 -------------
                                                                 -------------

NET ASSETS WERE COMPOSED OF:
      Capital Stock, par value ($.01 per share, applicable to
        19,607,100 shares issued: authorized 100,000,000
        shares)                                                  $     196,071
      Paid-in capital in excess of par                             271,484,870
      Accumulated net realized losses from investments             (32,064,584)
      Net unrealized appreciation of investments                     7,627,830
      Net unrealized appreciation on translation of assets and
        liabilities in foreign currencies and forward foreign
        currency contracts                                             242,937
                                                                 -------------

                  Net Assets                                     $ 247,487,124
                                                                 -------------
                                                                 -------------
                  Net asset value per share ($247,487,124
                    divided by 19,607,100 shares outstanding)    $       12.62
                                                                 -------------
                                                                 -------------

                See accompanying notes to financial statements.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SCHRODER ASIAN GROWTH FUND, INC.
------------------------------------------------------------

STATEMENT OF OPERATIONS
FOR THE YEAR ENDED OCTOBER 31, 1995

INVESTMENT INCOME:
      Dividends (net of foreign withholding taxes of $439,833)    $  3,697,277
      Interest and discount earned                                     694,898
                                                                  ------------

                  Total Income                                       4,392,175
                                                                  ------------

EXPENSES:
      Investment advisory fee                                        2,479,442
      Administration fee                                               619,861
      Custodian's fees and expenses                                    370,550
      Legal fees and expenses                                          150,615
      Transfer agent's fees and expenses                               114,282
      Directors' fees and expenses                                      84,074
      Reports to shareholders                                           84,040
      Insurance expense                                                 82,632
      Independent accountants' fees and expenses                        40,335
      Amortization of deferred organization expenses                    33,981
      Registration fees                                                 24,260
      Miscellaneous expenses                                            10,820
      Interest expense                                                   1,345
                                                                  ------------
                  Total Expenses                                     4,096,237
                                                                  ------------

NET INVESTMENT INCOME                                                  295,938
                                                                  ------------

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS AND FOREIGN
  CURRENCY TRANSACTIONS:
    Net realized loss from:
      Investments                                                  (26,048,489)
      Foreign currency transactions and forward foreign currency
        contracts                                                   (3,181,314)
    Net change in unrealized appreciation of:
      Investments                                                    2,267,623
      Translation of assets and liabilities in foreign
        currencies and forward foreign currency contracts            2,734,038
                                                                  ------------
NET REALIZED AND UNREALIZED LOSS FROM INVESTMENTS AND FOREIGN
  CURRENCY TRANSACTIONS                                            (24,228,142)
                                                                  ------------

NET DECREASE IN NET ASSETS RESULTING FROM OPERATIONS              $(23,932,204)
                                                                  ------------
                                                                  ------------

                See accompanying notes to financial statements.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SCHRODER ASIAN GROWTH FUND, INC.
------------------------------------------------------------

STATEMENTS OF CHANGES IN NET ASSETS

                                                                FOR THE PERIOD
                                             FOR THE YEAR     DECEMBER 30, 1993*
                                                 ENDED          TO OCTOBER 31,
                                           OCTOBER 31, 1995          1994
--------------------------------------------------------------------------------

INCREASE (DECREASE) IN NET ASSETS:

OPERATIONS:
      Net investment income (loss)           $     295,938      $     (211,874)
      Net realized loss on investment
        transactions                           (26,048,489)         (6,016,095)
      Net realized loss from foreign
        currency transactions and forward
        foreign currency contracts              (3,181,314)           (188,277)
      Net change in unrealized
        appreciation on investments              2,267,623           5,360,207
      Net change in unrealized
        appreciation (depreciation) on
        translation of assets and
        liabilities in foreign currencies
        and forward foreign currency
        contracts                                2,734,038          (2,491,101)
                                           -----------------  ------------------
NET DECREASE IN NET ASSETS RESULTING FROM
  OPERATIONS                                   (23,932,204)         (3,547,140)
                                           -----------------  ------------------
CAPITAL STOCK TRANSACTIONS:
      Proceeds from the initial public
        offering of 17,200,000 shares             --               242,520,000
      Proceeds from the issuance of
        2,400,000 shares in connection
        with exercising of an
        overallotment option granted to
        underwriters of the initial
        public offering                           --                33,840,000
      Offering costs charged to paid-in
        capital in excess of par                  --                (1,493,642)
                                           -----------------  ------------------
NET INCREASE IN NET ASSETS DERIVED FROM
  CAPITAL STOCK TRANSACTIONS                      --               274,866,358
                                           -----------------  ------------------

TOTAL INCREASE (DECREASE) IN NET ASSETS        (23,932,204)        271,319,218
                                           -----------------  ------------------

NET ASSETS:
      Beginning of period                      271,419,328             100,110
                                           -----------------  ------------------
      End of period                          $ 247,487,124      $  271,419,328
                                           -----------------  ------------------
                                           -----------------  ------------------

* Commencement of investment operations

                See accompanying notes to financial statements.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SCHRODER ASIAN GROWTH FUND, INC.
------------------------------------------------------------

NOTES TO FINANCIAL STATEMENTS

1.  SIGNIFICANT ACCOUNTING POLICIES:

        Schroder Asian Growth Fund, Inc. (the "Fund") is registered under the Investment Company Act of 1940, as amended, as a non-diversified, closed-end management investment company. The Fund was incorporated in Maryland on November 5, 1993 and investment operations commenced on December 30, 1993. The following is a summary of significant accounting policies consistently followed by the Fund in the preparation of its financial statements.

    SECURITY VALUATION

        Portfolio securities listed on a recognized stock exchange or NASDAQ National Market System are valued at the last reported sales price on the exchange on which the securities are principally traded. Other securities for which market quotations are readily available are valued at the last sales price prior to the time of determination. If there is no sales price on such date, and if bid and asked quotations are available, such securities are valued at the mean between the last current bid and asked prices. Securities for which market quotations are not readily available, foreign securities where local regulators restrict purchases by foreign investors and other assets are valued by procedures as determined by the Investment Adviser and approved in good faith by the Board of Directors. At October 31, 1995, the portfolio contained eight securities for which market quotations were not available and which were fair valued by the Adviser. These securities had a total value of $24,189,217, representing 9.8% of the Fund's net assets.

    SECURITY TRANSACTIONS AND INVESTMENT INCOME

        Security transactions are recorded on trade date. Dividend income is recorded on the ex-dividend date except for certain dividends from foreign securities which are recorded as soon as the Fund is informed of the ex-dividend date. Interest income (including accretion of discount) is recorded on the accrual basis. Realized gains and losses from security transactions are determined on the identified cost basis.

    FOREIGN CURRENCY TRANSLATION

        Foreign currency amounts denominated in or expected to settle in foreign currencies (FC) are translated into U.S. dollars on the following basis: market value of investment securities and other assets and liabilities at the rate of exchange at the end of the respective period, purchases and sales of investment securities and income and expenses at the rate of exchange prevailing on the respective dates of such transactions.

        The Fund does not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gain or loss from the investment.

        Reported net realized foreign exchange gains or losses arise from sales of portfolio securities, sales and maturities of short-term securities, sales of FCs, currency gains or losses realized between the trade and settlement dates on securities transactions, the difference between the amounts of dividends, interest, and foreign withholding taxes recorded on the Fund's books, and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized foreign exchange gains and losses arise from changes in the value of assets and liabilities other than investments in securities at fiscal year end, resulting from changes in the exchange rate.

    DIVIDENDS AND DISTRIBUTIONS

        Dividends and distributions payable by the Fund, if any, are accrued on the ex-dividend date. Dividends from net investment income and capital gain distributions are determined in accordance with U.S. Federal income tax regulations which may differ from generally accepted accounting principles. At October 31, 1995, the Fund decreased paid-in-capital by $2,885,376, decreased undistributed net investment income by $295,938 and increased accumulated realized losses from foreign currency transactions by $3,181,314. These differences are primarily due to the reclassification of realized losses on foreign currency and forward foreign currency contracts to ordinary income.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SCHRODER ASIAN GROWTH FUND, INC.
------------------------------------------------------------

NOTES TO FINANCIAL STATEMENTS (CONTINUED)
    FORWARD CONTRACTS

        The Fund may enter into forward contracts to purchase or sell foreign currencies to protect against the effect of possible adverse movements in foreign exchange rates on the U.S. dollar value of the underlying portfolio. Risks associated with such contracts include the movement in value of the foreign currency relative to the U.S. dollar and the ability of the counterparty to perform. Forward exchange contracts are valued at the forward rate and are marked-to-market weekly. Fluctuations in the value of such contracts are recorded as unrealized gains or losses; realized gains or losses include net gains or losses on contracts which have terminated by settlement.

    ORGANIZATIONAL COSTS

        Costs incurred by the Fund in connection with its organization and initial registration are being amortized on a straight line basis over a five-year period from the commencement of investment operations.

2.  PURCHASES AND SALES OF SECURITIES:

        The aggregate cost of securities purchased and the proceeds from sales of securities, excluding short-term investments, for the year ended October 31, 1995 were $167,028,062 and $158,464,792, respectively.

3.  FORWARD EXCHANGE CONTRACTS AS OF OCTOBER 31, 1995:

                                                                           UNREALIZED
                  CONTRACTS TO   SETTLEMENT   IN EXCHANGE                 APPRECIATION
                     DELIVER        DATE          FOR      VALUE ($)   (DEPRECIATION) ($)
-------------------------------------------------------------------------------------------
HEDGE POSITIONS:
Japanese Yen      Y1,200,000,000   12/21/95   1$2,206,286  11,854,342         351,944
Japanese Yen      Y1,430,000,000    3/22/96   1$4,206,239  14,324,451        (118,212)
                                                                             --------
                                                               Total        $ 233,732
                                                                             --------
                                                                             --------

4.  ADVISORY AND ADMINISTRATIVE FEES:

        The Fund retains Schroder Capital Management International Inc. as Investment Adviser. The investment advisory contract provides for a monthly fee at the annual rate of 1% on the Fund's average weekly net assets. The Fund paid or accrued fees to the Investment Adviser of $2,479,442 for the year ended October 31, 1995.

        The Fund retains Middlesex Administrators L.P. as the Administrator. For its services, the Administrator receives a monthly fee equal to the greater of $150,000 per annum or an annual rate of .25% of the Fund's average weekly net assets. The Fund paid or accrued fees to the Administrator of $619,861 during the year ended October 31, 1995.

5.  FEDERAL INCOME TAXES:

        Since it is the Fund's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to its stockholders, no Federal income tax provision is required. Under the applicable foreign tax law, a withholding tax may be imposed on interest, dividends, and capital gains at various rates.

        For Federal income tax purposes, the tax basis of investment securities owned at October 31, 1995 was $232,919,702. The aggregate gross unrealized appreciation for all securities in which there was an excess of market value over tax cost was $23,361,766 and aggregate gross unrealized depreciation for all securities in which there was an excess of tax cost over market value was $15,733,936.

        For Federal income tax purposes, the Fund had a capital loss carry forward as of October 31, 1995 of $32,064,584 ($6,016,095 expiring in 2002 and $26,048,489 expiring in 2003) which is available to offset future capital gains, subject to limitations imposed under the Internal Revenue Code.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SCHRODER ASIAN GROWTH FUND, INC.
------------------------------------------------------------

NOTES TO FINANCIAL STATEMENTS (CONTINUED)
6.  CAPITAL STOCK:

        There are 100,000,000 shares of $.01 par value common stock authorized. Transactions in shares of common stock were as follows:

                                          FOR THE YEAR
                                              ENDED       DECEMBER 30, 1993*
                                           OCTOBER 31,            TO
                                              1995         OCTOBER 31, 1994
                                         ---------------  ------------------
     Shares outstanding at beginning of
                                 period     19,607,100            --
           Shares issued to the Adviser        --                  7,100
        Shares issued in initial public
                               offering        --             17,200,000
         Shares issued in underwriters'
                  over-allotment option        --              2,400,000
                                         ---------------      ----------
    Shares outstanding at end of period     19,607,100        19,607,100
                                         ---------------      ----------
                                         ---------------      ----------

* Commencement of investment operations.

7.  FINANCIAL HIGHLIGHTS

        Selected Per Share Data and Ratios

                                                   FOR THE YEAR      DECEMBER 30,1993*
                                                       ENDED                TO
                                                 OCTOBER 31, 1995    OCTOBER 31, 1994
---------------------------------------------------------------------------------------
   Net Asset Value, beginning of period              $   13.84           $   14.01**
   Investment Operations:
   Net investment income (loss)                           0.02                (.01)

   Net realized and unrealized loss on
   investments and foreign currency
   transactions                                          (1.24)               (.16)
                                                       -------             -------
   Total from investment operations                      (1.22)               (.17)
                                                       -------             -------
   Net asset value, end of period                    $   12.62           $   13.84
                                                       -------             -------
                                                       -------             -------
   Market value, end of period                       $  11.125           $   12.00
                                                       -------             -------
                                                       -------             -------
   Total investment return based on (1):
   Market Value                                         -7.29%             -20.00%
                                                       -------             -------
   Net Asset Value                                      -8.82%              -1.21%
                                                       -------             -------

   Ratio/Supplementary Data:
   Net assets, fiscal year end (Millions)            $  247.49           $  271.42
   Ratio of expenses to average net assets                1.65%               1.59%***
   Ratio of net investment income (loss)
   average net assets                                    0.12%               (0.10)%***
   Portfolio turnover rate                              66.79%              19.76%

  * Commencement of investment operations.
 ** Net of $.09 of offering expenses.
*** Annualized
(1) Total investment return is calculated assuming a purchase of common stock on the opening of the first day and a sale on the closing of the last day of each period reported. Dividends and distributions, if any, are assumed for the purposes of this calculation, to be reinvested at prices obtained under the Fund's dividend reinvestment plan. Total investment return does not reflect sales loads or brokerage commissions. Generally, total investment return based on net asset value will be higher than total investment return based on market value in periods where there is an increase in the discount or decrease in the premium of the market value to the net asset value from the beginning to the end of such periods. Conversely, total investment return based on net asset value will be lower than total investment return based on market value in periods where there is a decrease in the discount or an increase in the premium of the market value to the net asset value from the beginning to the end of such periods.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SCHRODER ASIAN GROWTH FUND, INC.
------------------------------------------------------------

NOTES TO FINANCIAL STATEMENTS (CONCLUDED)

8.  QUARTERLY DATA (UNAUDITED):

                                                  NET REALIZED AND
                                                  UNREALIZED GAINS      NET INCREASE          PRICE ON
                                                  (LOSSES)              (DECREASE)            THE
                                                  ON INVESTMENTS AND    IN NET ASSETS         NEW YORK
             TOTAL              NET INVESTMENT    FOREIGN CURRENCY      RESULTING FROM        STOCK
             INCOME             INCOME (LOSS)     TRANSACTIONS          OPERATIONS            EXCHANGE
             ----------------------------------------------------------------------------------------------
 QUARTERLY                PER              PER                   PER                   PER
  PERIOD       AMOUNT    SHARE   AMOUNT   SHARE      AMOUNT     SHARE     AMOUNT      SHARE    HIGH    LOW
-----------------------------------------------------------------------------------------------------------
12/30/93*
to 01/31/94  $  365,127  $0.02  $  1,916    --    $ (6,528,281) $(0.33) $(6,526,365) $ (0.33) $16 1/8 $  15
-----------------------------------------------------------------------------------------------------------
02/01/94 to
04/30/94      1,019,686   0.05   (75,248)   --     (14,749,149)  (0.75) (14,824,397)   (0.75) 15 1/8  10 1/2
-----------------------------------------------------------------------------------------------------------
05/01/94 to
07/31/94        943,863   0.05  (161,721) ($0.01)    3,714,093    0.19    3,552,372     0.18  14 1/8  11 1/4
-----------------------------------------------------------------------------------------------------------
08/01/94 to
10/31/94        904,608   0.04    23,179    --      14,228,071    0.73   14,251,250     0.73  13 3/4  11 1/2
-----------------------------------------------------------------------------------------------------------
11/01/94 to
01/31/95        510,128   0.03  (518,073)  (0.03)  (43,861,236)  (2.23) (44,379,309)   (2.26) 12 1/8  9 5/8
-----------------------------------------------------------------------------------------------------------
02/01/95 to
04/30/95      1,263,061   0.06   291,404    0.02     7,583,199    0.38    7,874,603     0.40  10 7/8  9 3/8
-----------------------------------------------------------------------------------------------------------
05/01/95 to
07/31/95      1,591,359   0.08   534,445    0.03   (10,887,137)  (0.56) (10,352,692)   (0.53) 12 1/8  10 1/8
-----------------------------------------------------------------------------------------------------------
08/01/95 to
10/31/95      1,027,627   0.05   (11,838)   0.00    22,937,032    1.17   22,925,194     1.17  11 7/8  10 5/8

* Commencement of investment operations.

PROXY RESULTS (UNAUDITED)

     During the year ended October 31, 1995, Schroder Asian Growth Fund, Inc. shareholders voted on the following proposals. The proposals were approved at the annual meeting of shareholders on May 11, 1995. The description of the proposals and number of shares voted are as follows:

--------------------------------------------------------------------------------------------------------
                                                                                  SHARES
                                                                                   VOTED
                                                                                    FOR      ABSTENTIONS
--------------------------------------------------------------------------------------------------------
1. To elect the Directors to the Fund:                  Peter E. Guernsey(1)    16,790,627      849,493
                                                        John I. Howell(2)       16,792,027      848,093
                                                        Laura E.
                                                        Luckyn-Malone(3)        16,879,220      760,900
                                                        William L. Means(3)     16,838,338      801,782
                                                        David M. Salisbury(2)   16,887,646      752,474
                                                        I. Peter Sedgwick(1)    16,886,511      753,609
                                                        Madelon DeVoe
                                                        Talley(3)               16,888,681      751,439

(1) Nominee for Class I director to serve until 1996 annual meeting of stockholders.
(2) Nominee for Class II director to serve until 1997 annual meeting of stockholders.
(3) Nominee for Class III director to serve until 1998 annual meeting of stockholders.

-------------------------------------------------------------------------------------------------------------------------------
                                                                                     SHARES VOTED   SHARES VOTED
                                                                                          FOR          AGAINST     ABSTENTIONS
-------------------------------------------------------------------------------------------------------------------------------
2. To ratify the selection of Coopers & Lybrand L.L.P. as the Fund's independent
   accountants.                                                                        16,983,359       325,743        331,018
3. To approve the Investment Advisory Agreement between the Fund and the Investment
   Advisor.                                                                            16,205,455       742,817        691,848

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SCHRODER ASIAN GROWTH FUND, INC.
------------------------------------------------------------

Report of Independent Accountants

To the Shareholders and Board of Directors of Schroder Asian Growth Fund, Inc.:

    We have audited the accompanying statement of assets and liabilities of Schroder Asian Growth Fund, Inc., including the schedule of investments, as of October 31, 1995, and the related statement of operations for the year then ended, the statements of changes in net assets and the financial highlights for the year then ended and for the period December 30, 1993 (commencement of operations) to October 31, 1994. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of October 31, 1995 by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Schroder Asian Growth Fund, Inc. as of October 31, 1995, the results of its operations for the year then ended, the changes in its net assets and financial highlights for the year then ended and for the period December 30, 1993 (commencement of operations) to October 31, 1994, in conformity with generally accepted accounting principles.

                                          Coopers & Lybrand L.L.P.

New York, New York
December 15, 1995

          ------------------------------------------------------------

--------------------------------------------------------------------------------
SCHRODER ASIAN GROWTH FUND, INC.
------------------------------------------------------------

SCHEDULE OF INVESTMENTS
OCTOBER 31, 1994

            COMMON STOCKS -- 91.7%
    SHARES                                    VALUE US$
----------                                 ------------
            HONG KONG - 10.5%
            BROADCASTING & PUBLISHING - 1.5%
 6,534,000  South China Morning Post
              Holdings Ltd.                   4,080,156
                                           ------------
            CHEMICALS - 0.5%
 2,060,000  Chen Hsong Holdings Ltd.          1,306,362
                                           ------------
            LEISURE & TOURISM - 1.0%
11,082,000  Regal Hotel International
              Holdings Ltd.                   2,696,350
                                           ------------
            MERCHANDISING - 1.7%
 3,550,000  Dairy Farm Int'l Holdings
              Ltd.                            4,617,371
                                           ------------
            MULTI-INDUSTRY - 3.0%
   292,000  Jardine Matheson Holdings
              Ltd.                            2,428,043
   750,000  Swire Pacific Ltd. 'A'            5,726,821
                                           ------------
                                              8,154,864
                                           ------------
            REAL ESTATE - 2.8%
   830,000  Cheung Kong (Holdings) Ltd.       3,995,962
 2,704,000  Harbour Centre Development
              Ltd.                            3,569,498
                                           ------------
                                              7,565,460
                                           ------------
            TOTAL HONG KONG
            (COST $33,603,545)               28,420,563
                                           ------------
            INDIA - 3.3%
            APPLIANCES & HOUSEHOLD DURABLES - 0.4%
   238,000  Videocon Int'l Ltd. (a)           1,249,500
                                           ------------
            AUTOMOBILE - 0.3%
    28,000  Bajaj Auto Ltd. (a)                 728,000
                                           ------------
            BEVERAGES & TOBACCO - 0.4%
    86,000  ITC GDR (a)                       1,000,180
                                           ------------
            CHEMICALS - 0.1%
    70,000  Indo Gulf Fertilizer (a)*           217,000
                                           ------------
            HEALTH &PERSONAL CARE - 0.5%
    67,000  Ranbaxy Laboratories GDS (b)      1,415,375
                                           ------------
            METALS-STEEL - 0.4%
    45,000  Grasim Industries Ltd. GDS
              (b)                             1,091,250
                                           ------------
            TEXTILES & APPAREL - 0.6%
   114,000  Arvind Mills Ltd. (a)               627,000
    59,200  Indian Rayon & Ind. Ltd. GDS
              (b)                             1,139,600
                                           ------------
                                              1,766,600
                                           ------------

            COMMON STOCKS
    SHARES                                    VALUE US$
----------                                 ------------
            UTILITIES ELECTRICAL & GAS - 0.6%
                                              1,593,200
   140,000  CESC Industries Ltd. (a)
                                           ------------
            TOTAL INDIA
            (COST $10,272,674)                9,061,105
                                           ------------
            INDONESIA - 7.1%
            BEVERAGES & TOBACCO - 1.2%
   500,000  P.T. Gudang Garam                 3,293,792
                                           ------------
            BUILDING MATERIALS & COMPONENTS - 1.1%
   784,000  P.T. Indocement Tunggal           2,961,557
                                           ------------
            FOOD & HOUSEHOLD PRODUCTS - 0.4%
    65,000  P.T. Unilever Indonesia           1,167,799
                                           ------------
            HEALTH &PERSONAL CARE - 1.6%
   980,000  P.T. Kalbe Farma                  4,333,986
                                           ------------
            METALS--NON-FERROUS - 0.2%
   195,000  P.T. Supreme Cable
              Manufacturing Corp.               651,273
                                           ------------
            REAL ESTATE - 1.4%
 2,655,000  P.T. Dharmala Intiland            3,638,662
                                           ------------
            TELECOMMUNICATIONS - 1.2%
    82,000  P.T. Indonesian Satellite
              Corp. (c)                       3,177,500
                                           ------------
            TOTAL INDONESIA
            (COST $21,783,355)               19,224,569
                                           ------------
            JAPAN - 24.0%
            AUTOMOBILES-COMPONENTS - 1.9%
   316,000  Bridgestone Corporation           5,219,366
                                           ------------
            CONSTRUCTION & HOUSING - 1.5%
   262,000  National House Industrial
              Co., Ltd.                       3,921,751
                                           ------------
            ELECTRICALS & ELECTRONICS - 1.8%
   634,000  Toshiba Corp.                     5,000,268
                                           ------------
            FINANCIAL SERVICES - 3.0%
   346,000  Kokusai Securities Co., Ltd.      5,750,594
   301,000  Nippon Shinpan Co., Ltd.          2,367,730
                                           ------------
                                              8,118,324
                                           ------------
            HEALTH &PERSONAL CARE - 1.5%
    50,000  Santen Pharmaceuticals Co.,
              Ltd.                            1,326,520
   120,000  Torii & Co., Ltd.                 2,849,179
                                           ------------
                                              4,175,699
                                           ------------
            INDUSTRIAL COMPONENTS - 4.1%
   163,000  Glory Ltd.                        5,670,589
    72,000  Mabuchi Motor Co., Ltd.           5,515,020
                                           ------------
                                             11,185,609
                                           ------------

                See accompanying notes to financial statements.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SCHRODER ASIAN GROWTH FUND, INC.
------------------------------------------------------------

SCHEDULE OF INVESTMENTS (CONTINUED)
OCTOBER 31, 1994

            COMMON STOCKS
    SHARES                                    VALUE US$
----------                                 ------------
            INSURANCE - 1.2%
   450,000  Koa Fire & Marine Ins. Co.,       3,158,873
              Ltd.
                                           ------------
            LEISURE & TOURISM - 1.4%
    60,000  Airport Facilities Co., Ltd.        768,040
    16,000  Toho Co., Ltd.                    3,088,676
                                           ------------
                                              3,856,716
                                           ------------
            MACHINERY & ENGINEERING - 1.6%
   482,000  Amada Sonoike Co., Ltd.           4,353,773
                                           ------------
            MERCHANDISING - 3.0%
    76,100  Familymart Co., Ltd.              4,964,922
    99,000  Kahma Co., Ltd.                   3,045,525
                                           ------------
                                              8,010,447
                                           ------------
            TELECOMMUNICATIONS - 1.5%
       450  DDI Corporation                   4,078,662
                                           ------------
            TEXTILES & APPAREL - 1.5%
   140,000  Aoki International Co., Ltd.      3,974,399
                                           ------------
            TOTAL JAPAN
            (COST $61,000,095)               65,053,887
                                           ------------
            KOREA - 1.9%
            ELECTRONICS - 0.6%
    10,500  Samsung Electronics               1,794,354
                                           ------------
            FINANCIAL SERVICES - 0.8%
   104,000  Dongsuh Securities                2,074,780
                                           ------------
            METALS--STEEL - 0.5%
    40,000  Pohang Iron & Steel Co. (d)*      1,315,000
                                           ------------
            TOTAL KOREA
            (COST $5,987,381)                 5,184,134
                                           ------------
            MALAYSIA - 16.0%
            AUTOMOBILES-DISTRIBUTION - 2.1%
   816,000  Edaran Otomobil Nasional
              Berhad                          5,812,603
                                           ------------
            BANKING - 3.7%
   990,000  Development & Commercial Bank
              Berhad                          2,731,703
 1,088,000  Malayan Banking Berhad            7,409,472
                                           ------------
                                             10,141,175
                                           ------------
            BROADCASTING & PUBLISHING - 1.9%
 1,312,000  New Straits Time Press
              Malaysia Berhad                 5,135,029
                                           ------------
            COMMON STOCKS
    SHARES                                    VALUE US$
----------                                 ------------
            CONSTRUCTION & HOUSING - 1.3%
                                              1,496,086
   275,000  Kim Hin Industries Berhad
                                              2,107,867
   544,000  Metacorp Berhad
                                           ------------
                                              3,603,953
                                           ------------
            FOOD & HOUSEHOLD - 0.6%
   236,000  Nestle (Malaysia) Berhad          1,588,728
                                           ------------
            FOREST PRODUCTS & PAPER - 0.6%
    55,600  Aokam Perdana 'A'                   435,225
   139,000  Aokam Perdana Berhad              1,147,906
                                           ------------
                                              1,583,131
                                           ------------
            LEISURE & TOURISM - 3.3%
   964,500  Genting Berhad                    8,871,135
                                           ------------
            REAL ESTATE - 2.5%
 1,000,000  Country Heights Holdings
              Berhad                          2,446,184
 1,531,000  Island & Peninsular Berhad        4,254,442
                                           ------------
                                              6,700,626
                                           ------------
            TOTAL MALAYSIA
            (COST $40,817,722)               43,436,380
                                           ------------
            PHILIPPINES - 8.3%
            BANKING - 1.2%
   207,116  Philippine National Bank          3,253,131
                                           ------------
            BEVERAGES & TOBACCO - 1.4%
   712,000  San Miguel Corp. 'B'              3,871,124
                                           ------------
            FOOD & HOUSEHOLD - 0.3%
 1,000,000  Universal Robina                    875,957
                                           ------------
            MACHINERY & ENGINEERING - 0.3%
 1,118,500  Keppel Philippine Holdings
              'B'*                              855,880
                                           ------------
            REAL ESTATE - 1.5%
 2,550,000  Ayala Land Inc.                   4,005,236
                                           ------------
            TELECOMMUNICATIONS - 1.5%
    69,000  Philippine Long Distance
              Telephone                       4,001,611
                                           ------------
            UTILITIES ELECTRICAL & GAS - 2.1%
   409,000  Manila Electric Co. 'B'           5,765,203
                                           ------------
            TOTAL PHILIPPINES
            (COST $22,215,454)               22,628,142
                                           ------------

                See accompanying notes to financial statements.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SCHRODER ASIAN GROWTH FUND, INC.
------------------------------------------------------------

SCHEDULE OF INVESTMENTS (CONTINUED)
OCTOBER 31, 1994

            COMMON STOCKS
    SHARES                                    VALUE US$
----------                                 ------------
            SINGAPORE - 12.0%
            BANKING - 2.9%
   740,000  Overseas Union Bank Ltd.          4,234,332
   339,900  United Overseas Bank Ltd.         3,727,786
                                           ------------
                                              7,962,118
                                           ------------
            BROADCASTING & PUBLISHING - 3.3%
   490,000  Singapore Press Holdings Ltd.     8,978,883
                                           ------------
            MACHINERY & ENGINEERING - 3.7%
   225,000  Jurong Shipyard Ltd.              2,023,161
   868,000  Keppel Corporation, Ltd.          7,982,289
                                           ------------
                                             10,005,450
                                           ------------
            TRANSPORTATION-AIRLINES - 2.1%
   586,000  Singapore Airlines                5,628,474
                                           ------------
            TOTAL SINGAPORE
            (COST $28,581,150)               32,574,925
                                           ------------
            THAILAND - 8.6%
            BANKING - 3.3%
 1,024,000  Thai Farmers Bank Ltd.            9,042,668
                                           ------------
            BROADCASTING & PUBLISHING - 0.4%
   136,800  Matichon Co. Ltd.                 1,043,311
                                           ------------
            BUILDING MATERIALS & COMPONENTS - 2.4%
   115,000  Siam Cement Co. Ltd.              6,720,989
                                           ------------
            REAL ESTATE - 0.9%
   118,000  Land & House Corp. Ltd.           2,425,079
                                           ------------
            TELECOMMUNICATIONS - 0.7%
   250,000  Thai Telephone and Telecom        1,866,495
                                           ------------
            WHOLESALE & INT'L TRADE - 0.9%
   103,950  Int'l Cosmetics Co., Ltd.         2,336,611
                                           ------------
            TOTAL THAILAND
            (COST $20,024,946)               23,435,153
                                           ------------
            TOTAL COMMON STOCKS
            (COST $244,286,322)             249,018,858
                                           ------------

             PREFERRED STOCK -- 0.0%
  SHARES                                           VALUE US$
-----------                                       -----------
             KOREA - 0.0%
             ELECTRONIC COMPONENTS & INSTRUMENTS -   0.0%
     8,308   Anam Electronics Co.
             (Cost $170,933)                         113,623
                                                  -----------
             TOTAL PREFERRED STOCK                   113,623
                                                  -----------

            CONVERTIBLE BONDS --2.5%
PRINCIPAL
  AMOUNT
  (000)
----------
            INDONESIA - 1.1%
            FOOD & HOUSEHOLD PRODUCTS - 1.1%
US$  2,700  PT Global Market (Indofood)
            CB 3.50% 4/06/97
            (Cost $2,700,000)                 2,970,000
                                           ------------
            JAPAN - 0.7%
            MERCHANDISING - 0.7%
Swfr 1,900  Arcland Sakamoto
            .125% 2/20/98
            (Cost $1,386,916)                 1,724,522
                                           ------------
            INDIA - 0.7%
            FINANCIAL SERVICES - 0.4%
US$  1,250  Industrial Credit &
            Investment
            Corp. of India 2.50% 4/03/00      1,078,125
            METAL--STEEL - 0.3%
US$    430  Essar Gujarat 5.50% 8/05/98         860,000
                                           ------------
            TOTAL INDIA
            (COST $1,860,750)                 1,938,125
                                           ------------
            TOTAL CONVERTIBLE BONDS
            (COST $5,947,666)                 6,632,647
                                           ------------
            TOTAL INVESTMENTS
            (COST $250,404,921) 94.2%       255,765,128
                                           ------------
            Other assets less liabilities
            5.8%                             15,654,200
                                           ------------
            Net Assets 100%                $271,419,328
                                           ------------

* Non-income producing security
(a) Global Depository Receipt.
(b) Global Depository Share.
(c) American Depository Share.
(d) American Depository Receipt.

                See accompanying notes to financial statements.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SCHRODER ASIAN GROWTH FUND, INC.
------------------------------------------------------------

STATEMENT OF ASSETS AND LIABILITIES
OCTOBER 31, 1994

ASSETS:
      Investments in securities, at value (cost $250,404,921)    $ 255,765,128
      Cash                                                          16,990,953
      Receivable for investments sold                                3,856,732
      Receivable for dividends                                         278,933
      Receivable for withholding tax reclaim                             6,838
      Receivable for interest                                          139,878
      Deferred organization expenses                                   141,604
      Prepaid expenses                                                  18,034
                                                                 -------------

                  Total Assets                                     277,198,100
                                                                 -------------

Liabilities:
      Payable for investments purchased                              2,748,491
      Net unrealized depreciation on forward foreign exchange
        contracts                                                    2,492,362
      Advisory fee payable                                             223,738
      Administration fee payable                                        55,934
      Accrued expenses payable and other liabilities                   258,247
                                                                 -------------

                  Total Liabilities                                  5,778,772
                                                                 -------------
                  Net Assets                                     $ 271,419,328
                                                                 -------------

NET ASSETS WERE COMPOSED OF:
      Capital Stock, par value ($.01 per share, applicable to
        19,607,100 shares issued; authorized 100,000,000
        shares)                                                  $     196,071
      Paid-in capital in excess of par                             274,370,246
      Accumulated net realized losses from investment               (6,016,095)
      Net unrealized appreciation of investments                     5,360,207
      Net unrealized depreciation on translation of assets and
        liabilities in foreign currencies                           (2,491,101)
                                                                 -------------

                  Net Assets                                     $ 271,419,328
                                                                 -------------
                                                                 -------------
                  Net asset value per share ($271,419,328
                    divided by 19,607,100 shares outstanding)    $       13.84
                                                                 -------------
                                                                 -------------

                See accompanying notes to financial statements.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SCHRODER ASIAN GROWTH FUND, INC.
------------------------------------------------------------

STATEMENT OF OPERATIONS
FOR THE PERIOD DECEMBER 30, 1993* TO OCTOBER 31, 1994

INVESTMENT INCOME:
      Dividends (net of foreign withholding taxes of $380,831)     $ 2,335,754
      Interest                                                         897,530
                                                                   -----------

                  Total Income                                       3,233,284
                                                                   -----------

EXPENSES:
      Investment advisory fee                                        2,156,730
      Administration fee                                               539,182
      Custodians' fees and expenses                                    349,571
      Reports to shareholders                                           77,290
      Insurance expense                                                 69,959
      Directors' fees and expenses                                      69,859
      Transfer agent's fees and expenses                                58,063
      Independent accountants' fees and expenses                        33,000
      Legal fees and expenses                                           29,719
      Amortization of deferred organization expenses                    28,396
      Registration fees                                                 20,862
      Miscellaneous                                                     12,527
                                                                   -----------
                  Total Expenses                                     3,445,158
                                                                   -----------

NET INVESTMENT LOSS                                                   (211,874)
                                                                   -----------

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS AND FOREIGN
  CURRENCY TRANSACTIONS:
Net realized loss from:
      Investments                                                   (6,016,095)
      Foreign currency transactions                                   (188,277)
      Net increase (decrease) in unrealized appreciation on:
      Investments                                                    5,360,207
      Translation of assets and liabilities in foreign currencies   (2,491,101)
                                                                   -----------
NET REALIZED AND UNREALIZED LOSS FROM INVESTMENTS AND FOREIGN
  CURRENCY TRANSACTIONS                                             (3,335,266)
                                                                   -----------

NET DECREASE IN NET ASSETS RESULTING FROM OPERATIONS               $(3,547,140)
                                                                   -----------
                                                                   -----------

          * Commencement of operations

                See accompanying notes to financial statements.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SCHRODER ASIAN GROWTH FUND, INC.
------------------------------------------------------------

STATEMENT OF CHANGES IN NET ASSETS
FOR THE PERIOD DECEMBER 30, 1993* TO OCTOBER 31, 1994

INCREASE (DECREASE) IN NET ASSETS:
OPERATIONS:
      Net investment loss                                        $    (211,874)
      Net realized loss on investment transactions                  (6,016,095)
      Net realized losses from foreign currency transactions          (188,277)
      Net unrealized appreciation on investments                     5,360,207
      Net unrealized depreciation on translation of assets and
        liabilities in foreign currencies                           (2,491,101)
                                                                 -------------
NET DECREASE IN NET ASSETS RESULTING FROM OPERATIONS                (3,547,140)
                                                                 -------------

CAPITAL STOCK TRANSACTIONS:
      Proceeds from the initial public offering of 17,200,000
        shares                                                     242,520,000
      Proceeds from issuance of 2,400,000 shares in connection
        with exercising of an overallotment option granted to
        underwriters of the initial public offering                 33,840,000
      Offering costs charged to paid-in capital in excess of
        par                                                         (1,493,642)
                                                                 -------------
      Net Increase in Net Assets Derived from Capital Stock
        Transactions                                               274,866,358
                                                                 -------------

TOTAL INCREASE IN NET ASSETS                                       271,319,218

NET ASSETS:
      Beginning of period                                              100,110
                                                                 -------------
      End of period                                              $ 271,419,328
                                                                 -------------
                                                                 -------------

       * Commencement of operations

                See accompanying notes to financial statements.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SCHRODER ASIAN GROWTH FUND, INC.
------------------------------------------------------------

NOTES TO FINANCIAL STATEMENTS
OCTOBER 31, 1994

1.  SIGNIFICANT ACCOUNTING POLICIES:

        Schroder Asian Growth Fund, Inc. (the "Fund") is registered under the Investment Company Act of 1940, as amended, as a non-diversified, closed-end management investment company. The Fund was incorporated in Maryland on November 5, 1993 and investment operations commenced on December 30, 1993. The following is a summary of significant accounting policies consistently followed by the Fund in the preparation of its financial statements.

    SECURITY VALUATION

        Portfolio securities listed on a recognized stock exchange or NASDAQ are valued at the last reported sales price on the exchange on which the securities are principally traded. Other securities for which market quotations are readily available are valued at the last sales price prior to the time of determination. If there is no sales price on such date, and if bid and asked quotations are available, such securities are valued at the mean between the last current bid and asked prices. Securities for which market quotations are not readily available and other assets are valued as determined by the Investment Adviser and approved by the Board of Directors.

    SECURITY TRANSACTIONS AND INVESTMENT INCOME

        Security transactions are recorded on trade date. Dividend income is recorded on the ex-dividend date except for certain dividends from foreign securities which are recorded as soon as the Fund is informed of the ex-dividend date. Interest income is recorded on the accrual basis. Realized gains and losses from security transactions are determined on the identified cost basis.

    FOREIGN CURRENCY TRANSLATION

        Foreign currency amounts denominated in or expected to settle in foreign currencies (FC) are translated into U.S. dollars on the following basis: market value of investment securities and other assets and liabilities at the rate of exchange at the end of the respective period, purchases and sales of investment securities and income and expenses at the rate of exchange prevailing on the respective dates of such transactions.

        The fund isolates that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held.

        Reported net realized foreign exchange gains or losses arise from sales of portfolio securities, sales and maturities of short-term securities, sales of FCs, currency gains or losses realized between the trade and settlement dates on securities transactions, the difference between the amounts of dividends, interest, and foreign withholding taxes recorded on the Fund's books, and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized foreign exchange gains and losses arise from changes in the value of assets and liabilities including investments in securities at fiscal year end, resulting from changes in the exchange rate.

    DIVIDENDS AND DISTRIBUTIONS

        Dividends and distributions payable by the Fund are accrued on the ex-dividend date.

    FORWARD EXCHANGE CONTRACTS

        The Fund may enter into forward exchange contracts to purchase or sell foreign currencies to protect against the effect of possible adverse movements in foreign exchange rates on the U.S. dollar value of the underlying portfolio. Risks associated with such contracts include the movement in value of the foreign currency relative to the U.S. dollar and the ability of the counterparty to perform. Forward exchange contracts are valued at the forward rate and are marked-to-market weekly. Fluctuations in the value of such contracts are recorded as unrealized gains or losses: realized gains or losses include net gains or losses on contracts which have terminated by settlement.

    ORGANIZATIONAL COSTS

        Costs incurred by the Fund in connection with its organization and initial registration are being amortized on a straight line basis over a five-year period from the commencement of investment operations.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SCHRODER ASIAN GROWTH FUND, INC.
------------------------------------------------------------

NOTES TO FINANCIAL STATEMENTS (CONTINUED)
2.  PURCHASES AND SALES OF SECURITIES:

        The aggregate cost of securities purchased and the proceeds from sales of securities, excluding short-term invest-ments, for the period ended October 31, 1994 were $304,862,332 and $48,440,482, respectively.

3.  FORWARD EXCHANGE CONTRACTS AS OF OCTOBER 31, 1994:

                                      CONTRACTS TO      SETTLEMENT       IN EXCHANGE               UNREALIZED APPRECIATION
                                        DELIVER            DATE              FOR        VALUE($)      (DEPRECIATION)($)
--------------------------------------------------------------------------------------------------------------------------
(A) OPEN CURRENCY TRANSACTIONS
Sinagapore Dollars                         $497,169  November 1, 1994     SGD 730,440     497,575                406
Malaysian Ringit                            $58,056  November 10, 1994    MYR 143,207      56,049                 (7)
Japanese Yen                            Y48,717,540  November 4, 1994        $501,261     502,916             (1,655)

(B) HEDGE POSITIONS
Japanese Yen                         Y3,660,000,000  December 14, 1994    $35,423,925  37,915,031         (2,491,106)
                                                                                                         -----------
                                                                                            Total        $(2,492,362)

4.  ADVISORY AND ADMINISTRATIVE FEES:

        The Fund retains Schroder Capital Management International, Inc. as Investment Adviser. The investment advisory contract provides for a monthly fee at the annual rate of 1% on the Fund's average weekly net assets. The Fund paid or accrued fees to the Adviser of $2,156,730 for the period ended October 31, 1994.

        The Fund retains Middlesex Administrators L.P. as the Administrator. For its services, the Administrator receives a monthly fee equal to the greater of $150,000 per annum or an annual rate of .25% of the Fund's average weekly net assets. The Fund paid or accrued fees to the Administrator of $539,182 during the period ended October 31, 1994.

5.  FEDERAL INCOME TAXES:

        Since it is the Fund's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to its stockholders, no federal income tax provision is required. Under the applicable foreign tax law, a withholding tax may be imposed on interest, dividends, and capital gains at various rates.

        For federal income tax purposes, the tax basis of investment securities owned at October 31, 1994 was $250,404,921. The aggregate gross unrealized appreciation for all securities in which there was an excess of market value over tax cost was $27,600,833 and aggregate gross unrealized depreciation for all securities in which there was an excess of tax cost over market value was $22,240,626.

        For Federal income tax purposes, the Fund had a capital loss carry forward as of October 31, 1994 of $6,016,095 (expiring in 2003) which is available to offset future capital gains, subject to limitations imposed under the Internal Revenue Code.

6.  CAPITAL STOCK:

        There are 100,000,000 shares of $.01 par value common stock authorized. Transactions in shares of common stock were as follows for the period ended October 31, 1994:

                                Shares issued to the Adviser       7,100
                    Shares issued in initial public offering  17,200,000
        Shares issued in underwriters' over-allotment option   2,400,000
                                                              ----------
                      Shares outstanding at October 31, 1994  19,607,100
                                                              ----------
                                                              ----------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SCHRODER ASIAN GROWTH FUND, INC.
------------------------------------------------------------

NOTES TO FINANCIAL STATEMENTS (CONCLUDED)

7.  FINANCIAL HIGHLIGHTS

Selected Per Share Data and Ratios
  December 30, 1993* to October 31, 1994

Net Asset Value, beginning of period                                        $   14.01**
INVESTMENT OPERATIONS:
Net investment losses                                                            (.01)
Net realized and unrealized losses
  on investments and foreign currencies                                          (.16)
                                                                            ---------
Total from investment operations                                                 (.17)
Net asset value, end of period                                              $   13.84
                                                                            ---------
                                                                            ---------
Market value, end of period                                                 $   12.00
                                                                            ---------
                                                                            ---------
TOTAL INVESTMENT RETURN BASED ON (1):
Market Value                                                                   (20.00)%
                                                                            ---------
Net Asset Value                                                                 (1.21)%
                                                                            ---------
RATIO/SUPPLEMENTARY DATA:
Net assets, fiscal year end (Millions)                                      $  271.42
Ratio of expenses to average net assets                                          1.59%***
Ratio of net investment loss to average net assets                              (0.10)%***
Portfolio turnover rate                                                         19.76%

* Commencement of operations.
** Net of .09 offering expenses.
*** Annualized
(1) Total investment return is calculated assuming a purchase of common stock on the opening of the first day and a sale on the closing of the last day of each period reported. Dividends and distributions, if any, are assumed for the purposes of this calculation, to be reinvested at prices obtained under the Fund's dividend reinvestment plan. Total investment return does not reflect brokerage commissions. Generally, total investment return based on net asset value will be higher than total investment return based on market value periods where there is an increase in the discount or decrease in the premium of the market value to the net asset value from the beginning to the end of such periods. Conversely, total investment return based on net asset value will be lower than total investment return based on market value in periods where there is a decrease in the discount or an increase in he premium of the market value to the net asset value from the beginning to the end of such periods.

8.  QUARTERLY DATA (UNAUDITED):

                                                  NET REALIZED AND
                                                  UNREALIZED GAINS      NET INCREASE          PRICE ON
                                                  (LOSSES)              (DECREASE)            THE
                                                  ON INVESTMENTS AND    IN NET ASSETS         NEW YORK
             TOTAL              NET INVESTMENT    FOREIGN CURRENCY      RESULTING FROM        STOCK
             INCOME             INCOME (LOSS)     TRANSACTION           OPERATIONS            EXCHANGE
             ----------------------------------------------------------------------------------------------
 QUARTERLY                PER              PER                   PER                   PER
  PERIOD       AMOUNT    SHARE   AMOUNT   SHARE      AMOUNT     SHARE     AMOUNT      SHARE    HIGH    LOW
-----------------------------------------------------------------------------------------------------------
12/30/93*
to 01/31/94    $365,127  $0.02    $1,916    --     $(6,528,281) $(0.33) $(6,526,365)  $(0.33) $16 1/8 $  15
02/01/94 to
04/30/94      1,019,686   0.05   (75,248)          (14,749,149)  (0.75) (14,824,397)   (0.75) 15 1/8  10 1/2
05/01/94 to
07/31/94        943,863   0.05  (161,721) $(0.01)    3,714,093    0.19    3,552,372     0.18  14 1/8  11 1/4
08/01/94 to
10/31/94        904,608   0.04    23,179    --      14,228,071    0.73   14,251,250     0.73  13 3/4  11 1/2

* Commencement of operations.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SCHRODER ASIAN GROWTH FUND, INC.
------------------------------------------------------------

To the Shareholders and Board of Directors of Schroder Asian Growth Fund, Inc.:

    We have audited the accompanying statement of assets and liabilities of Schroder Asian Growth Fund, Inc., including the schedule of investments, as of October 31, 1994, and the related statements of operations, and changes in net assets and the financial highlights for the period December 30, 1993 (commencement of operations) to October 31, 1994. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of October 31, 1994 by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Schroder Asian Growth Fund, Inc. as of October 31, 1994, the results of its operations, changes in its net assets and financial highlights for the period December 30, 1993 (commencement of operations) to October 31, 1994, in conformity with generally accepted accounting principles.

                                          Coopers & Lybrand L.L.P.

New York, New York
December 12, 1994

--------------------------------------------------------------------------------